UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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j2 GLOBAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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j2 Global, Inc.
6922 Hollywood Boulevard, Suite 500
Los Angeles, California 90028

Dear Stockholder:

We cordially invite you to attend the j2 Global, Inc. 2015 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 6, 2015, at 10:00 a.m. local time at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028. Details regarding the meeting and the business to be conducted are more fully described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the attached proxy statement.

At the meeting, stockholders will vote on important matters. Please take the time to carefully read the proposals described in the attached proxy statement.

Thank you for your support of j2 Global, Inc.

Sincerely,

Richard S. Ressler
Chairman of the Board

This notice of annual meeting and proxy statement are being made available on or about March 26, 2015.

j2 Global, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2015

We will hold the 2015 Annual Meeting of Stockholders of j2 Global, Inc., a Delaware corporation, at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028, on Wednesday, May 6, 2015, at 10:00 a.m. local time, for the following purposes:

1.	To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP to serve as j2 Global’s independent auditors for fiscal 2015;

3.	To provide an advisory vote on the compensation of j2 Global’s named executive officers;

4.	To approve j2 Global’s 2015 Stock Option Plan;

5.
To authorize an amendment of the Amended and Restated Certificate of Incorporation of j2 Cloud Services, Inc., our wholly owned subsidiary, to remove a voting provision that requires the vote of the stockholders of j2 Global in order for j2 Cloud Services, Inc. to take certain actions; and

6.	To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.

The foregoing items of business are more fully described in the proxy statement which is attached to, and made a part of, this notice.  The Board of Directors has fixed the close of business on March 13, 2015, as the record date for determining the stockholders entitled to receive notice of, and to vote at, the 2015 Annual Meeting of Stockholders and any adjournment or postponement thereof.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet.  We are convinced this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while also conserving resources and reducing the costs of printing and mailing the proxy materials.  On or about March 26, 2015, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and vote via the Internet.  The Notice also contains instructions on how to receive a paper copy of the proxy materials.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to submit your proxy or voting instructions as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,
R. Scott Turicchi
President and Chief Financial Officer

March 26, 2015
Los Angeles, California

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	6
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	9
PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	10
PROPOSAL 4 — APPROVAL OF 2015 STOCK OPTION PLAN	11
PROPOSAL 5 — AUTHORIZATION OF AN AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF J2 CLOUD SERVICES, INC. TO REMOVE THE VOTING PROVISION	18
CORPORATE GOVERNANCE	20
MEETINGS AND COMMITTEES OF THE BOARD	21
DIRECTOR COMPENSATION	24
EXECUTIVE OFFICERS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
EXECUTIVE COMPENSATION	30
COMPENSATION COMMITTEE REPORT	37
COMPENSATION RISK	38
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	38
AUDIT COMMITTEE REPORT	46
INFORMATION ABOUT j2 GLOBAL’S AUDITORS	47
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS	48
DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING	49
COST OF ANNUAL MEETING AND PROXY SOLICITATION	49
HOUSEHOLDING	49
OTHER MATTERS	50
ANNEX A	A-1
ANNEX B	B-1

i

j2 Global, Inc.

6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028

March 26, 2015

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Who Is Soliciting My Vote?

The Board of Directors of j2 Global, Inc. is soliciting your vote at the 2015 Annual Meeting of j2 Global’s stockholders (the “Annual Meeting”).  In this proxy statement, j2 Global, Inc. is referred to as “j2 Global,” the “Company,” “we,” “us” and “our.”

What Will I Be Voting On?

1.	A proposal to elect six members to the j2 Global Board of Directors (see page 6);

2.	A proposal to ratify the appointment of BDO USA, LLP (“BDO”) to serve as j2 Global’s independent auditors for fiscal 2015 (see page 9); and

3.	A proposal to provide an advisory vote on the compensation of j2 Global’s named executive officers (see page 10).

4.	A proposal to approve j2 Global’s 2015 Stock Option Plan (see page 11).

5.
A proposal to authorize an amendment of the Amended and Restated Certification of Incorporation of j2 Cloud Services, Inc., our wholly owned subsidiary, to remove a voting provision that requires the vote of the stockholders of j2 Global in order for j2 Cloud Services, Inc. to take certain actions (see page 18).

How Many Votes Do I Have?

You will have one vote for every share of j2 Global common stock you owned at the close of business on March 13, 2015 (the “record date”).

How Many Votes Can Be Cast By All Stockholders?

48,241,382, which represents the total number of shares of j2 Global common stock that were outstanding and eligible to vote on the record date.

How Many Votes Must Be Present to Hold the Meeting?

A majority of the votes that can be cast, or 24,120,692 votes. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting.

What is the Required Vote to Approve Each Proposal?

For Proposal 1 – Election of Directors – to be elected to the j2 Global Board of Directors, each of the six nominees must receive the affirmative vote of the majority of shares of j2 Global common stock present or represented by proxy and voting at the Annual Meeting (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee).  If the votes cast “for” a nominee do not exceed the votes cast “against” a nominee, pursuant to our Corporate Governance Guidelines, the nominee must promptly tender his resignation for consideration by the Company’s Corporate Governance and Nominating Committee, which will recommend to the Board of Directors the action to be taken.

For Proposal 2 – Ratification of Selection of Independent Auditors, Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers, and Proposal 4 – Approval of the 2015 Stock Plan, approval requires the affirmative vote of holders of a majority of shares of j2 Global common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

For Proposal 5 – Authorization of Amendment to Amended and Restated Certification of Incorporation of j2 Cloud Services, Inc., approval requires the affirmative vote of holders of a majority of shares of j2 Global common stock outstanding as of the record date.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

●	View our proxy materials for the Annual Meeting on the Internet; and

●	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

The Notice, proxy statement, proxy card and the 2014 Annual Report are available at www.proxyvote.com.

How can I obtain paper or email copies of proxy materials?

The Notice contains a toll-free telephone number, an email address, and a website where stockholders can request a paper or an email copy of the proxy statement, proxy card and the 2014 Annual Report. These proxy materials are available free of charge.

Can I vote my shares by filling out and returning the Notice?

No.  The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it.  The Notice provides instructions on how to vote by Internet or how to request a paper proxy card.

How Do I Vote?

If you are a stockholder of record, you can vote either in person at the Annual Meeting, by proxy without attending the Annual Meeting or as otherwise provided in this mailing.  You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

If you own your j2 Global stock through a bank or broker, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the instructions that the broker or nominee provides to you.

If you want to vote in person at the Annual Meeting and you hold your j2 Global stock through a bank or broker (that is, in street name), you must obtain a proxy from your bank or broker and bring that proxy to the Annual Meeting.

Can I Revoke My Proxy?

Yes. If you are a stockholder of record, just send in a new proxy card with a later date or send a written notice of revocation to j2 Global’s Secretary at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028. If you own your j2 Global stock through a bank or broker, follow the instructions provided by your bank or broker. In addition, if you are a stockholder of record, attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. Attendance at the Annual Meeting will not by itself revoke a proxy.

What If I Vote “Abstain”?

Abstentions are counted as votes present for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting. An abstention has no effect on the outcome of Proposal 1 – Election of Directors. An abstention has the same effect as a vote against Proposal 2 – Ratification of Selection of Independent Auditors, Proposal 3 – Advisory Vote on Compensation of the Named Executive Officers, Proposal 4 – Approval of the 2015 Stock Plan, and Proposal 5 – Authorization of Amendment to Amended and Restated Certificate of Incorporation of j2 Cloud Services, Inc.

What if I Don’t Provide Specific Voting Instructions?

If you are a stockholder of record and return a proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the card, FOR ratification of the appointment of BDO as j2 Global’s independent auditors, FOR approval of an advisory resolution approving the compensation paid to j2 Global’s named executive officers, FOR approval of the 2015 Stock Plan, and FOR authorization of the amendment to the Amended and Restated Certificate of Incorporation of j2 Cloud Services, Inc., and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

If you are the beneficial owner of shares held in street name and don’t instruct your bank or broker how to vote your shares, your bank or broker will not be able to vote your shares on certain matters scheduled to come before the Annual Meeting. If you want your vote to count in the election of directors, it is critical that you cast your vote on Proposal 1 – Election of Directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf as it felt appropriate. Changes in regulations have taken away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. In addition, your broker is not permitted to vote your uninstructed shares on Proposal 3 – Advisory Vote on Compensation of the Named Executive Officers, Proposal 4 – Approval of the 2015 Stock Plan, and Proposal 5 – Authorization of Amendment to Amended and Restated Certificate of Incorporation of j2 Cloud Services, Inc. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the aforementioned proposals, no votes will be cast on your behalf on such proposals. Your broker will, however, continue to have discretion to vote any uninstructed shares on Proposal 2 – Ratification of Selection of Independent Auditors.

If your bank or broker does not have discretion to vote your shares held in street name on a particular proposal and you don’t give your broker instructions on how to vote your shares, or your broker has such discretion but does not exercise it, the votes will be broker non-votes, which will be counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting. Broker non-votes will have no effect on the vote for Proposal 1 – Election of Directors, Proposal 2 – Ratification of Selection of Independent Auditors or Proposal 3 – Advisory Vote on Compensation of the Named Executive Officers, and Proposal 4 – Approval of the 2015 Stock Plan. A broker non-vote has the same effect as a vote against Proposal 5 – Authorization of Amendment to Amended and Restated Certificate of Incorporation of j2 Cloud Services, Inc.

If you are the owner of record, and you don’t vote your shares held in your name, your shares will not be counted as present for purposes of determining whether a quorum exists for transaction of business at the Annual Meeting, and no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

What Happens if the Meeting is Postponed or Adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who Can I Contact if I Have Questions Concerning the Annual Meeting?

If you have any further questions about voting your shares or attending the Annual Meeting, or wish to obtain directions to the Annual Meeting, please call or email j2 Global’s Investor Relations Department at 323-657-5371 or investor@j2global.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2015

The Notice of Internet Availability of Proxy Materials, the proxy statement and j2 Global’s 2014 Annual Report are available on the Investor Relations section of j2 Global’s website at http://investor.j2global.com/sec.cfm.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

A Board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them for j2 Global’s six nominees named below, each of whom is currently a director of j2 Global. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, neither of which is expected to occur, the proxies will be voted for such nominee as shall be designated by the current j2 Global Board of Directors to fill the vacancy.

Vote Required

Each share of j2 Global common stock may vote for up to six director-nominees. Votes may not be cumulated. If a quorum is present, each of the nominees receiving the affirmative vote of the majority of shares voting at the Annual Meeting will be elected to the j2 Global Board of Directors.

The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been duly elected and qualified.

THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees

The names of the nominees, their ages at the record date and certain other information about them are set forth below:

Name	Age	Principal Occupation	Director Since
Richard S. Ressler(4)	56	President of Orchard Capital Corporation	1997
Douglas Y. Bech(2)(3)	69	Chairman and CEO of Raintree Resorts International	2000
Robert J. Cresci(1)(2)(4)	71	Managing Director of Pecks Management Partners Ltd.	1998
W. Brian Kretzmer(1)(3)	61	Private Investor	2007
Jonathan F. Miller(3)	58	Partner at Advancit Capital	2015
Stephen Ross(1)(2)	66	Executive Vice President – Recreational Enterprises of Warner Bros Entertainment, Inc.	2007
________________

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee
(4)	Member of the Executive Committee

There are no family relationships among any of the directors or executive officers of j2 Global.

Director Backgrounds and Qualifications

The following paragraphs provide information as of the date of this proxy statement about each director nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. Also included is a brief discussion of the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to the conclusion that the nominee should serve as a director. In addition to the specifically noted criteria, j2 Global believes that each nominee has a reputation for integrity and honesty and has demonstrated business acumen and an ability to exercise sound judgment.

Richard S. Ressler has been Chairman of the Board of Directors and a director of j2 Global since 1997, and served as j2 Global’s Chief Executive Officer from 1997 to 2000, serving in each of these capacities pursuant to a consulting agreement between j2 Global and Orchard Capital Corporation (“Orchard Capital”). Mr. Ressler is the founder and President of Orchard Capital, a firm that provides consulting and advisory services to companies (including j2 Global) in which Orchard Capital or its affiliates invest. He has been President of Orchard Capital since 1994. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, L.P., (together with its affiliates, “CIM”), a real estate investment and management company and Orchard First Source Asset Management (together with its affiliates, “OFSAM”), an investment adviser focusing on middle market debt investments. Both OFSAM and its wholly owned subsidiary, OFS Capital Management, LLC, are registered with the SEC as registered investment advisers. Mr. Ressler currently serves on the boards of CIM Commercial Trust Corporation and Presbia PLC, and also serves as a board member for various private companies in which Orchard Capital or its affiliates invest. Mr. Ressler’s extensive experience with, and knowledge of, business management and finance are invaluable to our Board of Directors’ discussions.

Douglas Y. Bech has served as a director of j2 Global since November 2000. From August 1988 through November 2000, he served as a director of eFax.com, a company j2 Global acquired in November 2000. Since August 1997, Mr. Bech has served as Chairman and Chief Executive Officer of Raintree Resorts International, a company that owns and operates vacation ownership resorts throughout North America. Mr. Bech practiced securities and corporate finance law from 1970 until 1997.  Mr. Bech has also served as a director of HollyFrontier Corporation since July 2011 and was a director of Frontier Oil Corporation from May 1993 when it merged with Holly Corporation in July 2011. Mr. Bech is independent presiding director of HollyFrontier.  Mr. Bech also serves as an independent director of CIM Commercial Trust Corporation since March 2014 and of Moody National REIT II since August 2014.  Mr. Bech’s previous work as a securities and corporate finance lawyer, as a director of another public company and his current experience as a chief executive officer of a private enterprise engaged in marketing, management and consumer finance in three different countries provide expertise on corporate governance and a unique perspective to the Board of Directors.

Robert J. Cresci has been a director of j2 Global since 1998. Mr. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. He currently serves on the boards of Luminex Corporation, OFS Capital Corporation, CIM Commercial Trust Corporation and Presbia PLC. Mr. Cresci previously served on the board of Continucare Corporation until 2011 and the board of Sepracor, Inc. until 2009. Mr. Cresci’s extensive knowledge of investment management and accounting from his experience with Pecks Management Partners and his experience serving on other public company boards of directors have proven invaluable to our Board of Directors’ discussions regarding investment strategies, accounting issues and public company matters.

W. Brian Kretzmer was elected to j2 Global’s Board of Directors in July 2007. He is currently an investor in several private firms where he serves in multiple capacities. From 1999 to 2006, Mr. Kretzmer was Chief Executive Officer of MAI Systems Corporation (which operated principally through its subsidiary Hotel Information Systems), a provider of enterprise management solutions for lodging organizations. He also served as Chief Financial Officer of MAI Systems Corporation from 1999 to 2000. Mr. Kretzmer’s experience with MAI Systems Corporation provides the Board of Directors a valuable operational and financial perspective and accounting expertise.

Jonathan F. Miller was appointed to j2 Global’s Board of Directors in February 2015.  Mr. Miller is currently a partner at Advancit Capital and previously has served as Chairman and Chief Executive Officer of the Digital Media Group at News Corp., and was its Chief Digital Officer from April 2009 to September 2012.  Mr. Miller was a founding partner of Velocity Interactive Group, an investment firm focusing on internet and digital media, from its inception in 2007 to 2009. Prior to founding Velocity, Mr. Miller served as the Chief Executive Officer of America Online, Inc. (“AOL”) from 2002 to 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services.  Mr. Miller currently is a director of TripAdvisor, Inc. and Shutterstock, Inc. Mr. Miller previously served as a director of LiveNation Entertainment, Inc. and Ticketmaster prior to its merger with LiveNation. Mr. Miller is a trustee of The Paley Center for Media, the International Emmy Association, the Independent Film Project and Made in NY Media Center. Mr. Miller holds a B.A. from Harvard College.  Mr. Miller’s broad general management background in both the media and technology sectors, as well as his experience with growth companies, brings a diverse and valuable perspective to the Board of Directors.

Stephen Ross was elected to j2 Global’s Board of Directors in July 2007. From 1989 to the present, he has served in various positions with Warner Bros Entertainment, Inc. He is currently Executive Vice President – Recreational Enterprises. Until 2009, Mr. Ross also served as a director of Grill Concepts, Inc., a restaurant company. Mr. Ross’ more than 20 years of broad experience with one of the world’s premiere entertainment companies provides the Board of Directors a unique perspective.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

General

The Audit Committee of the Board of Directors has selected BDO as independent auditors for j2 Global for the fiscal year ending December 31, 2015. BDO has served as j2 Global’s independent auditors since May 9, 2014. Notwithstanding the ratification of BDO as j2 Global’s independent auditors, the Audit Committee, in its discretion, may direct appointment of new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of j2 Global and its stockholders. In addition, if the stockholders do not ratify the appointment of BDO, the Audit Committee will consider the appointment of other independent auditors, but is not required to do so. Representatives of BDO are expected to be present at the Annual Meeting and available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they wish to do so.

Vote Required

Ratification of BDO as j2 Global’s auditors for the fiscal year ending December 31, 2015, requires the affirmative vote of the holders of a majority of shares of j2 Global common stock present or represented and entitled to vote at the Annual Meeting.

THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 – RATIFICATION OF SELECTION OF BDO AS j2 GLOBAL’S INDEPENDENT AUDITORS.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF
THE NAMED EXECUTIVE OFFICERS

j2 Global is seeking approval of an advisory resolution on its compensation of the named executive officers, as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured j2 Global’s executive compensation program to link compensation to continuous improvements in corporate performance and increase in stockholder value. j2 Global’s executive compensation program goals include the following:

●
to establish pay levels that attract, retain and motivate highly qualified executive officers, while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;

●	to align executive officer remuneration with the interests of the stockholders;

●	to recognize superior individual performance;

●
to balance base and incentive compensation to complement j2 Global’s annual and longer-term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance; and

●	to provide compensation opportunities based on j2 Global’s performance.

j2 Global urges stockholders to read the “Compensation Discussion and Analysis” beginning on page 30 of this proxy statement, which describes in more detail how j2 Global’s executive compensation policies and procedures operate and are designed to achieve its compensation goals, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 39 through 45, which provide detailed information on the compensation of j2 Global’s named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving j2 Global’s goals, and that the compensation of the named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), j2 Global is asking stockholders to approve the following advisory resolution at the 2015 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of j2 Global, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3 – APPROVAL OF THE ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 — APPROVAL OF 2015 STOCK OPTION PLAN

General

On February 10, 2015, upon the recommendation of the Compensation Committee, the Board of Directors approved the j2 Global, Inc. 2015 Stock Option Plan (the “2015 Stock Plan”), subject to stockholder approval at the Annual Meeting.  If approved, the 2015 Stock Plan will replace the Company’s 2007 Stock Option Plan (the “2007 Stock Plan”).

The 2015 Stock Plan is intended as a successor plan to the 2007 Stock Plan since no further grants will be made under the 2007 Stock Plan if our stockholders approve the 2015 Stock Plan. The 2007 Stock Plan is scheduled to terminate on February 14, 2017; however, if the 2015 Stock Plan is approved by our stockholders at the Annual Meeting, no further grants will be made under the 2007 Stock Plan on or after the effective date of the 2015 Stock Plan. Information on grants outstanding under our other equity compensation plans as of December 31, 2014, is provided on page 44 of this proxy statement.

Our Board of Directors believes that the approval of the 2015 Stock Plan by our stockholders will further our compensation structure and strategy. The Board of Directors believes that our ability to attract, retain and motivate top quality management and employees, consultants, advisors and non-employee directors is material to our success and would be enhanced by our ability to grant equity compensation under the 2015 Stock Plan. In addition, our Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can offer our employees, consultants, advisors and non-employee directors the opportunity to acquire or increase their proprietary interest in us.

Summary of the 2015 Stock Plan

This section summarizes the 2015 Stock Plan, and is qualified in its entirety by the full text of the 2015 Stock Plan, which is included in Annex A to this proxy statement. Capitalized terms used in this Proposal 4 and not defined in this Proposal 4 are defined in the 2015 Stock Plan.

Purpose

The purposes of the 2015 Stock Plan are to advance the interests of the Company and its stockholders by providing incentives to selected officers, employees and consultants who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such officers and employees in the Company’s success and progress by providing them with an opportunity to become stockholders of the Company. Further, the 2015 Stock Plan is designed to enhance the Company’s ability to attract and retain qualified employees.

Administration

The 2015 Stock Plan will be administered by the Compensation Committee or such other committee to which the Board of Directors has delegated power to act, which must consist of at least two directors, all of whom shall be intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any successor rule thereto) (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”), unless otherwise determined by the Board of Directors. The Compensation Committee may delegate its duties to any subcommittee of the Compensation Committee.

The Compensation Committee will have the authority to interpret the 2015 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2015 Stock Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2015 Stock Plan.

Eligibility

All employees of the Company and its subsidiaries, as well as the Company’s directors and consultants performing services for the Company or its subsidiaries, will be eligible to participate in the 2015 Stock Plan. As of March 13, 2015, approximately 1,472 employees and directors of the Company and its subsidiaries would be eligible to participate in the 2015 Stock Plan.

Shares Subject to the 2015 Stock Plan

The total number of shares of common stock which may be issued under the 2015 Stock Plan is 4,200,000. The 2015 Stock Plan includes limits on the maximum amount of awards that may be granted under specified types of awards to specified types of participants in a calendar year.

●	The maximum number of shares subject to stock options which may be granted to a participant in a calendar year is 1,500,000.

●
The maximum number of shares with respect to which Performance-Based Awards (defined below) (other than stock options and stock appreciation rights) may be granted during each calendar year to a participant may not exceed 1,000,000.

If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of common stock, the shares of common stock subject to such awards will again be available for purposes of the 2015 Stock Plan.

Shares that are delivered to, or withheld by, the Company under an award may not be reissued under the 2015 Stock Plan. Shares may be delivered or withheld in connection with the exercise of stock options, the settlement of SARs or the payment of required withholding taxes.

Stock Options

The Compensation Committee may award non-qualified stock options and “incentive” stock options under the 2015 Stock Plan. The exercise price of a stock option may not be less than the fair market value of the common stock on the date the stock option is granted. The exercise price is payable in cash or, if the grant provides, in common stock. Generally, no stock option may be exercised during the first year of its term or such longer period as may be specified in the option grant.  All stock options terminate after a 10-year period from the date of the grant.

In the event of a change in control, the 2015 Stock Plan provides for unvested stock options to become exercisable upon certain terminations of employment within 24 months following a change in control (known as a “double trigger”) and allows the Compensation Committee to make unvested stock options immediately exercisable upon a change of control if an acquiring company does not assume or otherwise replace stock options or in its discretion.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (“SARs”) independent of, or in connection with, a stock option. Each SAR will entitle a participant, upon exercise, to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price of the right (or over the option exercise price if the SAR is granted in connection with a stock option), multiplied by (ii) the number of shares of common stock covered by the SAR. Payment will be made in shares of common stock (any common stock is valued at fair market value on the exercise date) and/or cash, as determined by the Compensation Committee.

Restricted Stock

The Compensation Committee will determine the number of shares of restricted stock to grant to a participant, the duration of the period during which any restrictions may remain imposed on such restricted stock, the conditions, if any, under which the restricted stock may be forfeited to the Company, and the other terms and conditions of restricted stock awards. Unless the Compensation Committee determines otherwise, a recipient of restricted stock has the same voting, dividend and other rights as holders of common stock

Restricted Stock Units

A restricted stock unit (“RSU”) award gives the participant an opportunity to receive shares of common stock free of restrictions upon vesting of the RSU award (and subject to any other terms of the RSU award). The Compensation Committee will determine the number of RSUs to grant to a participant, the duration of the period during which any vesting or restrictions may remain imposed on such RSUs, the conditions, if any, under which the RSUs may be forfeited to the Company, and the other terms and conditions of the RSU awards.

Other Stock-Based Awards

The Compensation Committee, in its sole discretion, may grant other stock-based awards. Such other stock-based awards may be in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive shares of common stock (or the equivalent cash value of such shares of common stock based on the fair market value of such stock).

Performance-Based Awards

Stock options, restricted stock, RSU and other equity-based awards granted under the 2015 Stock Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. Such awards (“Performance-Based Awards”) shall be based upon one or more of the following performance criteria: (i) measures of efficiency (including operating efficiency, productivity ratios or other similar measures); (ii) measures of achievement of expense targets, costs reductions, working capital, cash levels or general expense ratios; (iii) asset growth; (iv) earnings per share; (v) enterprise value or value creation targets; (vi) combined net worth; (vii) debt to equity ratio; (viii) revenues, sales, net revenues or net sales measures; (ix) gross profit or operating profit measures (including before or after taxes or other similar measures); (x) investment performance; (xi) income or operating income measures (with or without investment income or income taxes, before or after risk-adjustment, or other similar measures); (xii) cash flow; (xiii) margin; (xiv) net income, before or after taxes; (xv) earnings before interest, taxes, depreciation and/or amortization; (xvi) return measures (including return on capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, assets, or net assets or total shareholder return or similar measures); (xvii) market share measures; (xviii) measures of balance sheet achievements (including debt reductions, leverage ratios or other similar measures); and (xix) increase in fair market value of common stock.

With respect to Performance-Based Awards, (A) the Compensation Committee shall establish in writing the objective performance goals applicable to a given performance period no later than 90 days after the commencement of such performance period (or, if the performance period is less than one year, no later than the number of days which is equal to 25% of the relevant performance period), and (B) no awards  shall be paid to any participant for such performance until the Compensation Committee certifies that the objective performance goals applicable to such performance period have been satisfied.

Change in Control

Unless the Compensation Committee or Board determines otherwise at the time of grant, in the event a participant’s employment is involuntarily terminated without cause during the 24-month period following a change in control:

●	Any unvested stock options and SARs will vest and remain exercisable for their full term or be settled in accordance with the terms of grant, as applicable;

●	The restrictions on any restricted stock and RSUs will lapse; and

●	Performance-Based Awards will be considered earned and payable based upon the greater of target level or actual performance (or, if no target level is specified, the maximum level).

Additionally, the Compensation Committee or Board may provide for awards to be cancelled in exchange for a cash payment in connection with a change in control.

Adjustments Upon Certain Events

In the event of any stock split, spin-off, share combination, reclassification, recapitalization, payment of an extraordinary cash dividend  or other similar transaction or occurrence which affects the equity securities of the Company or the value of such equity securities, the Compensation Committee shall make appropriate adjustments in one or more of (i) the number of shares of common stock available for or covered by awards granted under the 2015 Stock Plan, (ii) the number of shares of common stock subject to outstanding stock options and other awards, or (iii) the exercise price of each outstanding stock option or other awards.

Amendment and Termination

The Board of Directors may amend or terminate the 2015 Stock Plan at any time, subject to stockholder approval if such approval is required under the Code or any applicable laws or stock exchange requirements. The 2015 Stock Plan will terminate on February 10, 2025, unless earlier terminated by the Board.

Minimum Vesting Schedule

Except for certain awards made to new-hires, awards granted under the 2015 Stock Plan will be subject to a minimum vesting schedule of at least twelve months from the grant date of grant; provided, however, that awards for which vesting will lapse based on achievement of performance goals shall be subject to a minimum vesting schedule of at least twelve months.

No Repricing of Stock Options/SARs; No Reloads

Except for adjustments to stock options or SARs made in connection with changes in capitalization of the Company or similar events, as discussed above in “Adjustments Upon Certain Events”, the 2015 Stock Plan prohibits the repricing of the exercise price of stock options or SARs without prior approval of the Company’s stockholders. In addition, the 2015 Stock Plan prohibits automatic reload provisions with respect to stock options or SARs without prior approval of the Company’s stockholders.

Grants Under the 2015 Stock Plan

No grants have been awarded under the 2015 Stock Plan and it is currently not possible to predict the number of shares of common stock that will be granted or who will receive grants under the 2015 Stock Plan if the stockholders approve the 2015 Stock Plan at the Annual Meeting.

As of the record date, the closing price of our common stock was $67.44 per share.

U.S. Tax Consequences of the 2015 Stock Plan Awards

The following general discussion of the federal income tax consequences of awards to be granted under the 2015 Stock Plan is based on current federal tax laws and regulations, does not purport to be a complete description of the federal income tax laws, and does not purport to be a representation as to the actual tax consequences that any participant or the Company may in fact incur. Participants may also be subject to certain state and local taxes, which are not described below.

Non-qualified Stock Options

If the award granted is a non-qualified stock option, no income is realized by the participant at the time of grant of the option, and no deduction is available to the Company at such time. At the time of a cash or equivalent exercise, ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the common stock on the date of exercise over the option exercise price, and the Company receives a tax deduction for the same amount. Upon disposition, any difference between the participant’s tax basis in the Common Stock and the amount realized on disposition of the shares is treated as capital gain or loss.

Incentive Stock Option

 If the award granted is an “incentive stock option” (as described in Section 422 of the Code), no income is realized by the participant upon award or exercise of the stock option and no compensation deduction is available to the Company at such times. If the common stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the common stock, at long-term capital gains rates. If the common stock purchased pursuant to the stock option is disposed of before the expiration of that period, any gain on the disposition, up to the excess of the fair market value of the common stock at the time of exercise over the option exercise price, is taxed at ordinary income rates as compensation paid to the participant, and the Company is entitled to a compensation deduction for an equivalent amount. Any amount realized on the disposition by the participant in excess of the fair market value of the Common Stock at the time of exercise is taxed at capital gains rates.

Stock Appreciation Rights

The participant realizes no income at the time a SAR is granted, and no deduction is available to the Company at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the common stock received by the participant, and the Company shall be entitled to a deduction of the same amount.

Restricted Stock Awards

Subject to Section 162(m) of the Code, discussed below, the Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock award at the time the restrictions on the stock awarded lapse, unless the participant elects to recognize such income immediately by so electing, within 30 days after the date of grant by the Company to the participant of a restricted stock award, as permitted under Section 83(b) of the Code, in which case both the Company’s deduction and the participant’s inclusion in income occur on the grant date. The value of any other stock award granted to participants shall be taxable as ordinary income to such participant in the year in which such stock is received, and the Company will be entitled to a corresponding tax deduction, subject to Section 162(m) of the Code.

Restricted Stock Units

If the award granted is an RSU, the participant will not recognize any income for federal income tax purposes when RSUs are granted because restricted share units are not considered to be “property” for purposes of the Code and no deduction is available to the Company at such time. After the RSUs vest and are settled, the participant will be required to treat as ordinary income an amount equal to the full fair market value of the shares of common stock and any cash received. If the participant sells the shares of common stock, the participant generally will have a taxable capital gain (or loss). Because the participant will have recognized income when any stock was distributed, the amount of this gain (or loss) is the difference between the sale price and the fair market value of the stock on the date it was distributed.

Subject to Section 162(m) of the Code, discussed below, the Company is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant as the result of an RSU award. If a participant forfeits his or her RSU award, no gain or loss is recognized and no deduction is allowed.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and the three other most highly compensated executive officers of the Company or any of its subsidiaries (excluding the Company’s principal financial officer) in any taxable year of the Company. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. One requirement is stockholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual participant limits on awards and (iii) the class of employees eligible to receive awards. In the case of restricted stock awards and Performance-Based Awards, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two “outside directors” (within the meaning of Section 162(m) of the Code) and that no discretion be retained to increase the amount payable under the awards. In the case of stock options and SARs, other requirements are that the stock option or SAR be granted by a committee of at least two “outside directors” and that the exercise price of the stock option or SAR be not less than the fair market value of the common stock subject to such award on the date of grant of the award.

Additional Medicare Tax

A recipient of an award will also be subject to a 3.8% tax on the lesser of (i) the recipient’s “net investment income” for the relevant taxable year and (ii) the excess of the recipient’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the recipient’s circumstances). A recipient’s net investment income generally includes net gains from the disposition of shares. Recipients are urged to consult their tax advisors regarding the applicability of this Medicare tax to their income and gains in respect of their investment in the shares.

Section 409A of the Internal Revenue Code

Section 409A of the Code covers certain nonqualified deferred compensation arrangements and generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2015 Stock Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code. While the Compensation Committee intends to administer and operate the 2015 Stock Plan and establish terms (or make required amendments) with respect to awards subject to Section 409A of the Code in a manner that will avoid the imposition of additional taxation under Section 409A of the Code upon a participant, there can be no assurance that additional taxation under Section 409A of the Code will be avoided in all cases.

Vote Required

Approval of the 2015 Stock Plan requires the affirmative vote of the holders of a majority of shares of j2 Global common stock present or represented and entitled to vote at the Annual Meeting.

THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4 – APPROVAL OF THE 2015 STOCK PLAN.

PROPOSAL 5 — AUTHORIZATION OF AN AMENDMENT OF THE AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION OF j2 CLOUD
SERVICES, INC. TO REMOVE THE VOTING PROVISION

General

The Company is considering the conversion of its wholly owned subsidiary, j2 Cloud Services, Inc. (“j2 Cloud Services”), into a limited liability company. According to j2 Cloud Services’ current certificate of incorporation, however, its conversion from a corporation into a limited liability company would require unanimous approval from the Company’s stockholders, which is unrealistic for a public corporation.

The Board therefore seeks stockholder approval to amend j2 Cloud Services’ Amended and Restated Certificate of Incorporation in order to remove a provision from j2 Cloud Services’ Amended and Restated Certificate of Incorporation that requires the approval of the Company’s stockholders of j2 Global for certain actions including such conversion. Instead, j2 Global would be able to approve the conversion as the sole stockholder of j2 Cloud Services without a vote of the stockholders of j2 Global.

Specifically, the proposed amendment would eliminate the following section from j2 Cloud Services’ Amended and Restated Certificate of Incorporation (the “Voting Provision”):

Any act or transaction by or involving the Corporation, other than the election or removal of members of its Board of Directors, that requires for its adoption under the General Corporation Law of the State of Delaware or this certificate of incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of j2 Global, Inc., a Delaware corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or by this Certificate of Incorporation.

A complete copy of the proposed amendment is attached to this proxy statement as Annex B.

Board Rationale

On June 10, 2014, j2 Cloud Services (formerly named j2 Global, Inc.) completed a corporate reorganization (the “Reorganization”) pursuant to which j2 Cloud Services became a direct wholly owned subsidiary of a new public holding company, j2 Global.  We undertook the Reorganization for the purpose of enhancing our corporate structure, strengthening our credit profile and providing greater flexibility and efficiency in managing and financing existing and future strategic operations. In connection with the Reorganization, we are also considering the distribution by j2 Cloud Services to j2 Global (the “Distribution”) of certain of j2 Cloud Services’ subsidiaries or other assets in furtherance of these objectives.

To enhance the benefits of the Reorganization, we are considering the conversion of j2 Cloud Services into a Delaware limited liability company (the “Conversion”). If we go forward with the Conversion, j2 Cloud Services would be treated as an entity that is disregarded as separate from j2 Global for U.S. federal income tax purposes. The Conversion would facilitate tax-efficient transactions between j2 Global and j2 Cloud Services, including with respect to the Distribution.

Under Delaware law, the conversion of a wholly owned subsidiary from a corporation into a limited liability company would not normally require a vote of the stockholders of the parent corporation. However, if the Voting Provision remains in place, the Conversion would require the unanimous approval of j2 Global’s stockholders because Section 266 of the General Corporation Law of the State of Delaware requires the unanimous approval of a corporation’s stockholders in order for a corporation to convert to a limited liability company. Obtaining the unanimous approval of stockholders of a public corporation is not a realistic alternative.

In addition to the foregoing reason for the elimination of the Voting Provision, the deletion of the Voting Provision will put j2 Global in the same position as substantially all other public companies that operate through multiple subsidiaries. It is exceedingly uncommon in business organizations that operate in a holding company structure for the stockholders of the holding company to have direct voting rights as to matters that affect only subsidiaries of the holding company. By lifting this requirement, j2 Global will gain the flexibility and efficiency currently realized by nearly all other companies who operate under the same, or similar, holding company and subsidiary structure.

Impact on Stockholder Rights

The amendment would have no effect on the right of stockholders of j2 Global to vote on matters relating to j2 Global, such as a merger or consolidation of j2 Global, a sale of all or substantially all of j2 Global’s assets, amendments to j2 Global’s certificate of incorporation, or any other acts or transactions requiring the approval of j2 Global stockholders under applicable law.

Board Recommendation; Vote Required

The Board believes that the proposed amendment to j2 Cloud Services’ Amended and Restated Certificate of Incorporation is in the best interests of the Company and its stockholders based on the factors and considerations listed above, including the ability to effect the Distribution in a tax efficient manner.  Accordingly, the Board recommends that the stockholders of j2 Global vote in favor of the proposed amendment, which eliminates the Voting Provision from j2 Cloud Services’ Amended and Restated Certificate of Incorporation. If holders of a majority of the outstanding shares of common stock of j2 Global vote in favor of the proposal, then j2 Cloud Services will promptly file an amendment to its Amended and Restated Certificate of Incorporation with the State of Delaware to delete the Voting Provision. Abstentions from voting and broker non-votes, if any, will have the same effect as votes against the adoption of the proposal.

THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5 – AUTHORIZATION OF AN AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF j2 CLOUD SERVICES, INC. TO REMOVE THE VOTING PROVISION.

CORPORATE GOVERNANCE

j2 Global’s Board of Directors has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics (the “Code”), which are both posted, along with the charters for the Audit, Compensation and Corporate Governance and Nominating Committees, in the corporate governance section of j2 Global’s website at http://investor.j2global.com/documents.cfm.

Corporate Governance Principles

j2 Global’s Corporate Governance Principles provide guidelines that govern the qualifications and conduct of the Board of Directors. The Corporate Governance Principles are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq Global Select Market (the “Nasdaq listing standards”). The Corporate Governance Principles address, among other things:

●
the independence and other qualifications of members of the j2 Global Board of Directors and its committees. The Corporate Governance Principles provide that a majority of the directors, and all members of the Audit, Compensation and Corporate Governance and Nominating Committees, shall be independent of j2 Global and its management;

●	the functions of the Board of Directors in relation to oversight of j2 Global;

●	the selection, evaluation and approval of compensation of j2 Global’s executive officers;

●	the organization and basic function of committees of the Board of Directors; and

●	the authority of the Board of Directors and committees to engage outside advisors.

Code of Business Conduct and Ethics

j2 Global’s Code of Business Conduct and Ethics applies to all directors, officers and employees of j2 Global, including j2 Global’s Chief Executive Officer, President, Chief Financial Officer, and Chief Accounting Officer. The Code embodies j2 Global’s commitment to conduct its business in accordance with all applicable laws, rules and regulations, and the highest ethical standards. The Code is posted on the corporate governance page of j2 Global’s website, and can be accessed at http://investor.j2global.com/documents.cfm.

Board Leadership

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chairman of the Board at j2 Global. The Chief Executive Officer is responsible for setting the strategic direction for j2 Global and for the day-to-day leadership and performance of j2 Global, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.

Director Independence

Douglas Y. Bech, Robert J. Cresci, W. Brian Kretzmer and Stephen Ross are independent directors, as defined in the Nasdaq listing standards and as determined by j2 Global’s Board of Directors.

In July 2010, Congress adopted the Dodd Frank Wall Street Reform and Consumer Protection Act. As part of this legislation, Congress commissioned the SEC to issue rules requiring that members of the compensation committees of the board of directors of publicly listed companies and their compensation advisors be independent.  In January 2013, the SEC approved proposed Nasdaq listing standards relating to the independence of compensation committees and their compensation advisors.  The Company has reviewed the new independence criteria approved by the SEC to ensure that the members of its Compensation Committee and its compensation advisors will meet the new independence requirements.

Communications with the Board of Directors and the Audit Committee

The Board of Directors welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Interested parties may also submit complaints regarding accounting, internal accounting controls or auditing matters to j2 Global’s Audit Committee. Stockholders may send written communications to the entire Board of Directors, to the Audit Committee or to individual members, addressing them to j2 Global, Inc., 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, Attention: Corporate Secretary. Communications by e-mail should be addressed to investor@j2global.com and marked “Attention: Corporate Secretary” in the “Subject” field.

The Board of Directors has instructed the Secretary to review all communications so received (via e-mail or otherwise), and to exercise his discretion not to forward to members of the Board of Directors correspondence that is inappropriate, such as business solicitations, frivolous communications, advertising, routine business matters (i.e., business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the Board of Directors.

Risk Management

The Board of Directors plays an active role, as a whole and also at the committee level, in overseeing management of j2 Global’s risks and strategic direction. The Board of Directors regularly reviews information regarding j2 Global’s liquidity and operations, as well as the risks associated with each. j2 Global’s Compensation Committee is responsible for overseeing the management of risks relating to j2 Global’s executive compensation plans and arrangements. The Audit Committee oversees the process by which j2 Global’s senior management and the relevant departments assess and manage j2 Global’s exposure to, and management of, financial risks. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings and Attendance at Annual Meeting

The Board of Directors of j2 Global held a total of seven meetings during 2014 and also conducted business by written consent. During 2014, each director attended at least seventy-five percent (75%) of all of the meetings of the Board of Directors and the committees of which he was a member. j2 Global encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. All of j2 Global’s six directors at the time attended j2 Global’s 2014 Annual Meeting of Stockholders.

Executive Sessions

In accordance with j2 Global’s Corporate Governance Principles, executive sessions of non-management directors are held at least twice a year. The sessions are scheduled and chaired by the Chairman of the Audit Committee. Any non-management director can request that an additional executive session be scheduled.

Board Committees

The Board of Directors has established four standing committees: Audit, Compensation, Corporate Governance and Nominating, and Executive. The Audit, Compensation and Corporate Governance and Nominating Committees are composed solely of independent directors as defined in the Nasdaq listing standards and determined by the Board of Directors.  The charters of the Audit, Compensation and Corporate Governance and Nominating Committees are each posted on the corporate governance portion of j2 Global’s website at http://investor.j2global.com/documents.cfm.

Audit Committee

The Audit Committee currently consists of Messrs. Kretzmer, Ross and Cresci, who is the Chairman of the Committee. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members as set forth in SOX, the rules of the SEC adopted pursuant to SOX and the Nasdaq listing standards. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to SOX and that he has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the Nasdaq listing standards. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. The Audit Committee is responsible for, among other things, retaining and overseeing j2 Global’s independent auditors, approving the services performed by them and reviewing j2 Global’s financial reports and reporting process, accounting principles and its system of internal accounting controls. The Audit Committee held seven meetings in 2014. See the “Audit Committee Report” below.

Compensation Committee

The Compensation Committee currently consists of Messrs. Cresci, Ross and Bech, who is the Chairman of the Committee.  The Compensation Committee is comprised solely of directors who meet all the independence standards for compensation committee members as set forth in the Nasdaq listing standards.  The Compensation Committee is responsible for, among other things:

●	administering j2 Global’s compensation programs, including its stock-based compensation plans;

●
reviewing the performance of j2 Global’s executives and recommending to the Board of Directors, for approval by a majority of independent directors, goals and objectives, as well as compensation (including, salary, bonus and equity grants) for j2 Global’s executives;

●	periodically evaluating compensation paid to non-management members of the Board of Directors, including monitoring the competitiveness and composition of director compensation;

●	recommending to the Board of Directors changes to j2 Global’s compensation policies and benefits programs; and

●	otherwise seeking to ensure that j2 Global’s compensation philosophy is consistent with j2 Global’s best interests and is properly implemented.

The Compensation Committee also has the authority to retain and terminate compensation consultants.  The Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its compensation consultant for fiscal 2014, to provide information to the Compensation Committee related to compensation of our Board of Directors.

The Compensation Committee’s charter does not provide for the delegation of the Compensation Committee’s responsibilities. The Compensation Committee held five meetings in 2014. See the “Compensation Committee Report” below.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Messrs. Kretzmer and Bech, who is the Chairman of the Corporate Governance and Nominating Committee. Mr. Miller also serves as a non-voting member of the Corporate Governance and Nominating Committee for 2015, and is expected to become a voting member in 2016. The Corporate Governance and Nominating Committee is responsible for, among other things:

●
identifying, evaluating and nominating qualified individuals to become director nominees at j2 Global’s annual meetings of stockholders or to fill vacancies occurring between annual meetings of stockholders;

●	recommending members of the Board of Directors for nomination to, or to fill vacancies on, the standing committees of the Board of Directors;

●	developing and recommending to the Board of Directors standards for addressing conflicts of interest;

●	developing, recommending to the Board of Directors and reviewing j2 Global’s Corporate Governance Principles; and

●	evaluating the performance of the Board of Directors and its committees.

The Corporate Governance and Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential director nominees. In selecting director nominees, the Corporate Governance and Nominating Committee takes into consideration various factors to find candidates that will be able to represent the interests of the stockholders, including judgment, skill, diversity, integrity, educational background, experience with businesses and other organizations of a comparable size, the interplay of the candidate’s experience with that of the other members of the Board of Directors and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. Although the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, in accordance with the Company’s Corporate Governance Principles, the Corporate Governance and Nominating Committee endeavors to seek nominees representing diverse experience in policy-making positions in business and technology, and in areas that are relevant to the Company’s global activities. The Corporate Governance and Nominating Committee evaluates the diversity in experience of its directors annually in recommending the slate of nominees to the full Board of Directors, and j2 Global believes that the current Board of Directors reflects the diversity of experience it seeks.

The Corporate Governance and Nominating Committee may consider candidates proposed by management or by stockholders, but is not limited to such candidates. The Corporate Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by other sources. j2 Global sets forth its policy with regard to the consideration of any director candidates recommended by stockholders in its Bylaws. See “Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting” for more information regarding the procedures for the consideration of any director candidates recommended by stockholders.

The Corporate Governance and Nominating Committee held three meetings in 2014.

Executive Committee

The Executive Committee currently consists of Messrs. Cresci and Ressler, who is the Chairman of the Committee. The Executive Committee may take certain action permitted by law and j2 Global’s Bylaws in the intervals between meetings of the full Board of Directors. The Executive Committee held one meeting in 2014.

DIRECTOR COMPENSATION

During fiscal 2014, each director received an annual retainer payable in equal monthly installments (the “Annual Retainer”). In addition to the Annual Retainer, the Chairman of each of the Audit, Compensation and Corporate Governance and Nominating Committees received an additional fee, payable in equal monthly installments.  The Annual Retainer for Mr. Ressler, the Chairman of the Board, is $276,000 and the Annual Retainer for all other directors is $60,000.  In addition, the Chairman of the Audit Committee receives $20,000 and the Chairman of each of the Compensation Committee and the Corporate Governance and Nominating Committee receives $15,000.  Mr. Ressler’s Annual Retainer is paid pursuant to a consulting agreement between j2 Global and Orchard Capital, a company controlled by Mr. Ressler. The agreement is terminable by either party by written notice delivered at least 30 days prior to commencement of the next six-month term.

On the date of the 2014 Annual Meeting of stockholders, each director received restricted shares of the Company’s common stock with a fair market value of $180,000 on the date of grant which fully vest on April 30, 2015.

In February 2015, the Compensation Committee recommended and the Board of Directors approved revising the annual director compensation package (the “Revised Director Plan”). Under the Revised Director Plan, each director, except Richard S. Ressler, will receive an annual retainer of $70,000. In addition to the annual retainer, the Chairman of the Audit Committee will receive $25,000 per annum and the Chairmen of the Compensation Committee and Corporate Governance and Nominating Committee will each receive an additional $15,000 per annum. The Revised Director Plan also provides for each director to receive, on the date of each annual meeting of stockholders, restricted shares of the Company’s common stock with a fair market value of $180,000 on the date of grant. The foregoing restricted shares would wholly vest on the one-year anniversary of the grant.

The following table contains information with respect to the compensation of j2 Global’s directors for the fiscal year ended December 31, 2014.  Jonathan F. Miller was appointed to the Board of Directors in February 2015 and did not receive compensation during the fiscal year ended December 31, 2014.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Richard S. Ressler	$276,000	(4)	$179,988	–	–	–	–	$455,988

Douglas Y. Bech (5)	$ 75,000		$179,988	–	–	–	–	$254,988

Robert J. Cresci	$ 80,000		$179,988	–	–	–	–	$259,988

W. Brian Kretzmer	$ 60,000		$179,988	–	–	–	–	$239,988

Stephen Ross	$ 60,000		$179,988	–	–	–	–	$239,988

Michael P. Schulhof(6)	$ 85,417	(7)	$179,988	–	–	–	–	$265,405
________________
(1)
These amounts represent the grant date fair value under FASB ASC Topic No. 718, Compensation – Stock Compensation (“ASC 718”) for restricted stock awards granted in 2014. The ASC 718 value as of the grant date for stock awards is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for awards granted in 2014 are included in Note 13, “Stock Options and Employee Stock Purchase Plan” to the audited financial statements for the fiscal year ended December 31, 2014, included in j2 Global’s Annual Report on Form 10-K filed with the SEC on March 2, 2015.

(2)
Messrs. Ressler, Bech, Cresci, Kretzmer and Ross each had restricted stock awards totaling 10,400 shares of j2 Global common stock outstanding at fiscal year end. Mr. Schulhof had no restricted stock awards at fiscal year end.

(3)
The directors had the following outstanding stock options at fiscal year end: Mr. Ressler: 141,857; Mr. Bech: 81,857; Mr. Cresci: 141,857; Mr. Kretzmer: 62,421; and Mr. Ross: 69,734. Mr. Schulhof had no outstanding stock options at fiscal year end.

(4)	Payments to Mr. Ressler are made pursuant to a consulting agreement between j2 Global and Orchard Capital, a company controlled by Mr. Ressler.

(5)	Mr. Bech was appointed Chairman of the Compensation Committee in August 2014.

(6)	Mr. Schulhof resigned from the Board of Directors, the Compensation Committee and the Corporate Governance and Nominating Committee in August 2014.

(7)	Includes $41,667 paid to Mr. Schulhof pursuant to a consulting agreement dated August 8, 2014, by and between j2 Global and Mr. Schulhof.

EXECUTIVE OFFICERS

The following sets forth certain information regarding j2 Global’s executive officers (ages are as of the record date):

Nehemia Zucker, 58, became j2 Global’s Chief Executive Officer in May 2008. From August 2005 to May 2008, Mr. Zucker was Co-President and Chief Operating Officer.  From April to August 2005, he served as Co-President, and from May 2003 to August 2005, he served as Chief Marketing Officer. From December 2000 to May 2003, Mr. Zucker served as Chief Marketing Officer and Chief Financial Officer, and from 1996 to December 2000, he served as Chief Financial Officer. Prior to joining j2 Global in 1996, Mr. Zucker was Chief Operations Manager of Motorola’s EMBARC division, which packaged CNBC and ESPN for distribution to paging and wireless networks. From 1980 to 1996, he held various positions in finance, operations and marketing at Motorola in the United States and abroad.

R. Scott Turicchi, 51, became j2 Global’s President in May 2008 and j2 Global’s Chief Financial Officer in August 2014. From June 2007 until May 2008, Mr. Turicchi was Co-President. From August 2005 until June 2007, he was Co-President and Chief Financial Officer. From May 2003 to August 2005, Mr. Turicchi served as j2 Global’s Chief Financial Officer, and from March 2000 through May 2003, he served as j2 Global’s Executive Vice President, Corporate Development. Mr. Turicchi served as a member of j2 Global’s Board of Directors from 1998 through 2000. From 1990 to 2000, he was with Donaldson, Lufkin & Jenrette Securities Corporation’s investment banking department, holding various positions, including Managing Director. Mr. Turicchi is a member of the Board of Directors of Greenhills Software, Inc., a privately held company that develops real-time operating systems. He is also Chairman of the Board of Governors of Thomas Aquinas College, Co-Chairman of the Council for Institutional Advancement for the Pontifical North American College and a Vice Chairman of Legatus International.

Steve P. Dunn, 45, was appointed as Chief Accounting Officer of j2 Global effective May 10, 2012.  Mr. Dunn had previously served as j2 Global’s Controller since joining j2 Global in March 2008.  From May 2007 until joining j2 Global, Mr. Dunn served as Director of Accounting for Countrywide Capital Markets, a subsidiary of Countrywide Financial Corporation that specialized in trading and underwriting securities.  Mr. Dunn is a Certified Public Accountant and has over 20 years of accounting experience in various industries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information Regarding Beneficial Ownership of Principal Stockholders

The following table contains information regarding the beneficial ownership of j2 Global common stock by the stockholders j2 Global knows to beneficially own more than five percent of j2 Global’s outstanding shares of common stock. The percentage of ownership is calculated using the number of outstanding shares on March 13, 2015.

Name	Number of Shares Beneficially Owned(1)	Approximate Percentage
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	4,219,903(2)	8.75%

Jackson Square Partners, LLC 101 California Street, Suite 3750 San Francisco, CA 94111	4,126,986(3)	8.55%

FMR LLC 245 Summer Street Boston, Massachusetts 02210	4,074,899(4)	8.45%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,065,147(5)	6.35%

William Blair & Company, LLC 222 W. Adams Chicago, Illinois 60606	2,973,321(6)	6.16%

Macquarie Group Limited No. 1 Martin Place Sydney, New South Wales, Australia	2,592,515(7)	5.37%
_______________

(1)	As of March 13, 2015, 48,241,382 shares of j2 Global common stock were outstanding.

(2)
Based solely on information set forth in the stockholder’s Schedule 13G/A filed with the SEC on January 22, 2015. BlackRock, Inc. (“BlackRock”) made this filing on behalf of itself and various BlackRock-related entities. According to the Schedule 13G/A, BlackRock has sole voting power over 4,118,426 shares and sole dispositive power over 4,219,903 shares.

(3)
Based solely on information set forth in the stockholder’s Schedule 13G filed with the SEC on February 11, 2015. Jackson Square Partners, LLC (“Jackson Square”) made this filing on behalf of itself and various Jackson Square-related entities. According to the Schedule 13G, Jackson Square has sole voting power over 1,821,958 shares, shared voting power over 2,305,028 shares, and sole dispositive power over 4,126,986 shares.

(4)
Based solely on information set forth in the stockholder’s Schedule 13G/A filed with the SEC on February 13, 2015. According to the Schedule 13G/A, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 4,074,899 shares. Edward C. Johnson 3rd and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 4,074,899 shares. FMR LLC has sole voting power over 599 shares.

(5)
Based solely on information set forth in the stockholder’s Schedule 13G/A filed with the SEC on February 10, 2015. According to the Schedule 13G/A, The Vanguard Group, Inc. (“Vanguard”) has sole voting power over 63,265 shares, sole dispositive power over 3,006,282 shares and shared dispositive power over 58,865 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 58,865 shares.  Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 4,400 shares.

(6)
Based solely on information set forth in the stockholder’s Schedule 13G filed with the SEC on February 4, 2015.  William Blair & Company, LLC (“William Blair”) made this filing on behalf of itself and various William Blair-related entities.  According to the Schedule 13G, William Blair has sole voting power over 2,973,321 shares and sole dispositive power over 2,973,321 shares.

(7)
Based solely on information set forth in the Schedule 13G/A filed jointly with the SEC on February 13, 2015, by Macquarie Group Limited and its subsidiaries Macquarie Bank Limited,  Delaware Management Holdings Inc. and Delaware Management Business Trust.  Delaware Management Holdings Inc. and Delaware Management Business Trust each have sole voting and sole dispositive power over 2,592,515 shares.

Information Regarding Beneficial Ownership of Management

The following table sets forth certain information that has been provided to j2 Global with respect to beneficial ownership of shares of j2 Global common stock as of March 13, 2015 by: (i) each director and nominee for director of j2 Global, (ii) each of the named executive officers of j2 Global and (iii) all directors and executive officers of j2 Global as a group:

Name(1)	Number of Shares Beneficially Owned(2)		Approximate Percentage
Richard S. Ressler	1,845,126	(3)	3.81%
Douglas Y. Bech	190,020	(4)	*
Robert J. Cresci	206,899	(5)	*
W. Brian Kretzmer	75,237	(6)	*
Jonathan F. Miller	105,951	(7)	*
Stephen Ross	77,111	(8)	*
Nehemia Zucker	144,306	(9)	*
R. Scott Turicchi	316,548	(10)	*
Steve P. Dunn	19,155	(11)	*
Kathleen M. Griggs	0		0%
All directors and executive officers as a group (11 persons)	2,980,353	(12)	6.11%
________________

* Less than 1%

(1)	The address for all executive officers, directors and director nominees is c/o j2 Global, Inc., 6922 Hollywood Blvd., Suite 500, Los Angeles, California 90028.

(2)	As of March 13, 2015, 48,241,382 shares of j2 Global common stock were outstanding.

(3)
Consists of 1,706,292 shares of j2 Global common stock, including 10,400 shares of unvested restricted stock and options to acquire 138,834 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(4)
Consists of 111,186 shares of j2 Global common stock, including 10,400 shares of unvested restricted stock and options to acquire 78,834 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(5)
Consists of 68,065 shares of j2 Global common stock, including 10,400 shares of unvested restricted stock, and options to acquire 138,834 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(6)
Consists of 15,839 shares of j2 Global common stock, including 10,400 shares of unvested restricted stock, and options to acquire 59,398 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(7)	Consists of 105,951 shares of j2 Global common stock, including 63,614 shares of unvested restricted stock.

(8)
Consists of 10,400 shares of unvested restricted j2 Global common stock, and options to acquire 66,711 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(9)	Consists of 144,306 shares of j2 Global common stock, including 106,962 shares of unvested restricted stock.

(10)
Consists of 296,548 shares of j2 Global common stock, including 80,936 shares of unvested restricted stock, and options to acquire 20,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(11)
Consists of 18,155 shares of j2 Global common stock, including 17,446 shares of unvested restricted stock, and options to acquire 1,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

(12)
Consists of 2,476,742 shares of j2 Global common stock, including 320,958 shares of unvested restricted stock, and options to acquire 503,611 shares of j2 Global common stock that are exercisable within 60 days of the record date for the Annual Meeting.

j2 Global is not aware of any arrangements, including any pledge by any person of j2 Global’s securities, the operation of which may at a subsequent date result in a change in control of j2 Global. j2 Global is not aware of any material proceedings to which any director, officer or affiliate of j2 Global, any owner of record or beneficially of more than five percent of j2 Global’s common stock or any associate to any such director, officer, affiliate or stockholder is a party adverse to j2 Global or any of its subsidiaries or has a material interest adverse to j2 Global or any of its subsidiaries.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires j2 Global’s officers (as defined in Rule 16a-1(f)), directors and persons who own more than 10% of a registered class of j2 Global’s equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish j2 Global with copies of all Section 16(a) forms they file. Based solely on j2 Global’s review of the copies of such forms received by j2 Global and written representations from certain reporting persons that they have complied with the relevant filing requirements, j2 Global believes that all filing requirements applicable to j2 Global’s officers, directors and 10% stockholders were complied with during the fiscal year ended December 31, 2014, except that Mr. Kretzmer filed a Form 5 on February 19, 2015, to report that he exercised certain stock options on August 27, 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

The Compensation Committee of j2 Global’s Board of Directors:

●	administers j2 Global’s compensation programs, including its stock-based compensation plans;

●	recommends to the Board of Directors the compensation to be paid to j2 Global’s executives;

●	recommends to the Board of Directors changes to j2 Global’s compensation policies and benefit programs; and

●	otherwise seeks to ensure that j2 Global’s compensation philosophy is consistent with j2 Global’s best interests and is properly implemented.

The Compensation Committee currently is comprised of three non-employee directors whom the Board of Directors has determined meet the independence requirements for compensation committee membership set forth in Nasdaq Marketplace Rule 5605.

Compensation Philosophy and Objectives

j2 Global’s executive compensation program is designed to attract, retain and motivate j2 Global’s executive officers in a manner that is tied directly to achievement of j2 Global’s overall operating and financial goals, and thereby increase j2 Global’s overall equity value. The Compensation Committee reviews j2 Global’s compensation strategy annually. As part of this process, the Compensation Committee considers whether j2 Global’s current compensation programs should be modified and whether new programs or elements of compensation should be introduced in order to better meet j2 Global’s overall compensation objectives.

At j2 Global’s 2014 annual meeting of stockholders held on May 7, 2014, the Company held a stockholder advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay” vote. j2 Global’s stockholders overwhelmingly approved the compensation of the named executive officers, with more than 96% of stockholder votes cast in favor of the Company’s say-on-pay proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation and, as a result, the Compensation Committee decided to retain its general approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation for j2 Global’s executives consists of salary, an executive bonus program, a supplemental bonus program for the Chief Executive Officer and President beginning in 2010, stock option grants and restricted stock awards. j2 Global’s Compensation Committee has not adopted any formal policy for allocating compensation between long-term and short-term, between cash and non-cash or among different forms of non-cash compensation. Rather, the Compensation Committee assesses past performance and anticipated future contribution of each executive officer and recommends to the Board of Directors the total amount and mix of each element of compensation.

The Compensation Committee also considers from time-to-time the market compensation of similarly-situated executives at other companies and periodically purchases third-party compensation surveys or engages third-party compensation consultants to assist in providing comparative compensation data. In 2011, the Compensation Committee engaged Pearl Meyer as its compensation consultant to prepare a competitive analysis of the Company’s then current executive compensation programs (the “2011 Compensation Report”). The 2011 Compensation Report included compensation data by job function from companies of roughly similar size and industry to j2 Global (the “Peer Group”). The Peer Group used by the Compensation Committee in fiscal 2014 remained unchanged and consisted of the following companies:  Cbeyond, Inc., Constant Contact Inc., Digital River, Inc., Earthlink Inc., IntraLinks Holdings Inc., LogMeIn Inc., Neustar, Inc., NIC Inc., Premiere Global Services, Inc., Rackspace Hosting Inc., RightNow Technologies, Inc., United Online Inc., ValueClick, Inc. and Websense, Inc.

In fiscal 2013, the Compensation Committee engaged Pearl Meyer to prepare a competitive analysis of the Company’s current executive compensation programs that addressed j2 Global’s Business Cloud Services Segment, Digital Media Segment and the Company on a consolidated basis (the “2013 Compensation Report”). As part of its analysis, Pearl Meyer selected and proposed companies for inclusion in two separate comparison groups. The “Cloud Peer Group” was comprised of the following companies that operated in the cloud services sector and had revenues that were roughly similar to the Company’s Cloud Services Business Segment: Constant Contact Inc., Digital River, Inc., Earthlink Inc., Neustar, Inc., Premiere Global Services, Inc., United Online Inc. and ValueClick, Inc.  The “Digital Media Peer Group” was comprised of the following companies that operated in the digital media sector and had revenues that were similar to the Company’s Digital Media Business Segment: The Active Media, Inc., Demand Media, Inc., Pandora Media, Inc., Shutterfly Inc., Web.com Group, Inc. and WebMD Health Corp. The 2013 Compensation Report was presented to the Compensation Committee in November 2013.  Although the 2013 Compensation Report helped clarify the relevancy of the companies used in the Peer Group, it did not affect executive compensation for fiscal 2013 or 2014.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Pearl Meyer, Pearl Meyer reports directly to the Compensation Committee and Pearl Meyer did not provide any other services to j2 Global during fiscal 2014.

In setting compensation for any given year, the Compensation Committee generally does not consider the amount of compensation from prior periods or amounts realizable from prior compensation.

j2 Global’s compensation objective is to link compensation to improvements in corporate performance and increase in stockholder value. j2 Global’s executive compensation program goals include the following:

●
to establish pay levels that attract, retain and motivate highly qualified executive officers, while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;

●	to align executive officer remuneration with the interests of the stockholders;

●	to recognize superior individual performance;

●
to balance base and incentive compensation to complement j2 Global’s annual and longer-term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance; and

●	to provide compensation opportunities based on j2 Global’s performance.

Compensation Components

Executive compensation consists of the following elements:

Salary. Base salary is the fixed portion of executive pay and is set to reward individuals’ current contributions to j2 Global and compensate them for their expected day-to-day performance. Base salaries are evaluated annually for all executive officers. In determining appropriate salary levels for the executive officers generally, the Compensation Committee considers, among other factors, the officer’s scope of responsibility, prior experience and past performance, and data on prevailing compensation levels in relevant markets for executive talent.

The Compensation Committee generally targets executive salaries near the median percentile for comparable positions at comparable companies based upon third-party compensation survey information, including the 2011 Compensation Report. In determining 2014 base salaries, the Compensation Committee considered a number of factors including the information in the 2011 Compensation Report, together with various other factors such as Company performance and general economic conditions, among others.

Based on the factors described above, in May 2014 the Compensation Committee recommended, and the Board of Directors approved, the following increases to the base salaries of the named executive officers:

Name	Previous Base Salary	New Base Salary
Nehemia Zucker	$644,190	$682,859
R. Scott Turicchi	$474,950	$503,771
Kathleen Griggs	$315,880	$329,465
Jeffrey D. Adelman	$314,280	$328,805
Steve P. Dunn	$230,000	$238,226

Non-Equity Incentive Compensation.  j2 Global has established an executive bonus program (the “Senior Management Bonus Program”) for awarding cash bonuses to j2 Global’s senior executives, including the named executive officers. Bonus guidelines under the Senior Management Bonus Program are established each year and are designed to encourage and reward senior management for (a) attaining company-wide financial goals, (b) improving the financial and operational health of j2 Global, and (c) meeting or exceeding individually defined goals and objectives for each executive. The Senior Management Bonus Program provides guidelines only as to payment of bonuses to executive program participants, is non-binding, and does not create any contract right between j2 Global and the participants.

The process for determining bonuses under the Senior Management Bonus Program begins with development of corporate financial targets. In addition, individual goals and objectives are set for each program participant except the Chief Executive Officer and the President, who bear ultimate responsibility for achievement of the corporate financial targets and the budget. Mr. Adelman’s individual goals and objectives for fiscal 2014 included the following: effective oversight of mergers and acquisitions transactions, tax planning, regulatory matters, litigation and intellectual property matters. Mr. Dunn’s individual goals and objectives for fiscal 2014 included the following: integrate acquired companies’ accounting functions, develop and expand the tax department and conduct dur diligence of potential acquisition targets.  Ms. Griggs resigned in August 2014 and therefore did not participate in the 2014 Senior Management Bonus Program. The financial objectives are generally in alignment with j2 Global’s budget for the year, which budget is used as a basis for j2 Global’s public disclosures regarding its expected annual financial performance. The individual goals and objectives are designed to help j2 Global achieve its financial goals. The corporate financial objectives and all individual goals and objectives are recommended by the Compensation Committee for approval by the Board of Directors.

Under the Senior Management Bonus Program established for fiscal 2014 (the “2014 Senior Management Bonus Plan”), j2 Global established a “bonus pool” based upon an aggregate of specified percentages of base salary of all eligible executives, ranging from 25% to 90%. For Mr. Zucker, the “target” bonus percentage was 90% of his base salary. For Mr. Turicchi, the “target” bonus percentage was 70% of his base salary. For Mr. Adelman, the “target” bonus percentage was 45% of his base salary. For Mr. Dunn, the “target” bonus percentage was 35% of his base salary. These percentages were determined based on the named executive officers’ relative level of responsibility, size and complexity of the job, past contributions to j2 Global’s performance and expected contributions to j2 Global’s future success, based on the executive’s articulated goals and objectives, as well as the market compensation of similarly-situated executives at other companies, as reflected in third-party compensation surveys, including the 2011 Compensation Report. However, the Compensation Committee retained the discretion to award bonus percentages higher or lower than these targets based on the overall plan funding level and the Committee’s subjective assessment of each individual’s achievement of his or her individual goals and objectives, as applicable.

The 2014 Senior Management Bonus Plan provided that the bonus pool would be “funded” only if j2 Global’s Business Cloud Services Segment achieved at least 96% of a target adjusted EBITDA value (“Adjusted EBITDA”) of $202,610,000. Such amount would be calculated by taking the GAAP operating income of the Business Cloud Services Segment, adding back any non-cash compensation expense, depreciation, and amortization, and deducting any income recorded in the fiscal year of 2014 relating to a previous year. Such amount would be further reduced by a cost of capital charge at a rate of 8.94% representing certain Business Cloud Services Segment acquisitions. If 96% or more of the target Adjusted EBITDA was achieved, the bonus pool could be funded at between 50% and 170% of the target pool amount, or between $969,760 and $3,297,184, depending on the actual percentage of the Adjusted EBITDA target achieved. The bonus pool was capped at 170% if more than $221,640,000 of Adjusted EBITDA was achieved. Notwithstanding the achievement of the 2014 Senior Management Bonus Plan criteria, the Compensation Committee retained discretion to increase or decrease the funding of the bonus pool based on factors it deemed appropriate.

Once the bonus pool was funded, individual bonuses were to be established by evaluating each executive’s relative contribution to the success of j2 Global as a whole, as well as his or her success in meeting his or her individual objectives. Individual bonus amounts were to be recommended by the Compensation Committee for approval by the Board of Directors.

On February 9, 2015, the Compensation Committee recommended for approval by the Board of Directors, and the Board of Directors approved, funding the pool established under the 2014 Senior Management Bonus Plan (the “2014 Pool”) at the 122% level based upon the program formula. On February 10, 2015, the Board of Directors approved the Compensation Committee’s recommendation to award the following bonuses from the 2014 Pool to the named executive officers: Nehemia Zucker – $813,000; R. Scott Turicchi – $467,000; Jeffrey D. Adelman – $226,980; and Steve Dunn – $107,000. The bonus levels for Messrs. Zucker and Turicchi were based on the overall financial performance of j2 Global for 2014. The bonus levels for Mr. Adelman and Mr. Dunn were based on an assessment of their satisfaction of their individual goals and objectives.  We are saddened to report that Mr. Adelman died unexpectedly in January 2015.  Mr. Adelman’s estate will receive his award under the Senior Management Bonus Program.

In addition to the Senior Management Bonus Program described above, the Chief Executive Officer and President also participate in a Supplemental Deferred Compensation Bonus Program (the “Supplemental Plan”). The Supplemental Plan is designed to further incentivize the most senior executives, who are ultimately responsible for j2 Global’s performance, to achieve j2 Global’s financial goals and improve its financial and operational health. The Supplemental Plan was adopted in recognition of the increased level of responsibility that the participants have assumed in light of the continued growth of j2 Global, and the increased expectations of these executives to continue to innovate and grow and promote j2 Global’s vision. Under the Supplemental Plan, the Chief Executive Officer and President are eligible to receive an additional 37.5% and 25% of their base salary, respectively, in any year in which the Senior Management Bonus Plan is funded in an amount representing achievement of at least 90% of the target Adjusted EBITDA value.

Awards under the Supplemental Plan are determined on the date on which the level of funding of the Senior Management Bonus Plan is determined (the “Determination Date”), and are paid out in three equal annual installments on or around the first, second and third anniversary of the applicable Determination Date. Payments are made only if the recipients are active employees of the Company on the date of distribution. Notwithstanding the achievement of the funding criteria under the Supplemental Plan, the Compensation Committee and Board of Directors reserve the right to increase or decrease the amount payable under the Supplemental Plan as they deem appropriate under the circumstances.

Upon approval by the Board of Directors to fund the 2014 Senior Management Bonus Plan at the 122% level, the Supplemental Plan was also automatically funded in accordance with its terms, and the participants received the following supplemental bonuses, one-third of which will be paid in each of three equal annual installments commencing on or around February 10, 2016: Nehemia Zucker – $256,072 and R. Scott Turicchi – $125,943.

The following table describes the installments previously paid, and to be paid in the future, to Messrs. Zucker and Turicchi under the Supplemental Plan.

			Installments paid under Supplemental Plan				Future Installments under Supplemental Plan
Name	Determination Date	Total Bonus	February 20, 2012	March 5, 2013	March 5, 2014	March 5, 2015	2016	2017	2018

Nehemia	1/31/2011	$172,125	$ 57,375	$ 57,375	$ 57,375	–	–	–	–
Zucker	1/30/2012	$209,625	–	$ 69,875	$ 69,875	$ 69,875	–	–	–
	2/11/2013	$221,625	–	–	$ 73,875	$ 73,875	$ 73,875	–	–
	2/11/2014	$241,571	–	–	–	$ 80,524	$ 80,524	$ 80,523	–
	2/10/2015	$256,072	–	–	–	–	$ 85,358	$ 85,357	$ 85,357

Scott	1/31/2011	$ 93,750	$ 31,250	$ 31,250	$ 31,250	–	–	–	–
Turicchi	1/30/2012	$ 97,500	–	$ 32,500	$ 32,500	$ 32,500	–	–	–
	2/11/2013	$103,250	–	–	$ 34,417	$ 34,417	$ 34,416	–	–
	2/11/2014	$118,738	–	–	–	$ 39,580	$ 39,580	$ 39,578	–
	2/10/2015	$125,943	–	–	–	–	$ 41,981	$ 41,981	$ 41,981

j2 Global does not currently have any policy regarding the adjustment or recovery of awards under the bonus program in the event that the Company’s financial statements are later restated or adjusted. In July 2010, Congress adopted the Dodd Frank Wall Street Reform and Consumer Protection Act. As part of this legislation, Congress has commissioned the SEC to issue rules requiring that all public companies adopt a policy whereby, in the event of a restatement, the company will recover from current and former executives, for the three years preceding the restatement, any incentive-based compensation that would not have been awarded under the restated financial statements. The SEC has not yet adopted such rules. Upon their adoption, j2 Global will consider and adopt a policy that complies with the new requirements and, as necessary, enter into appropriate agreements with the employees covered by any such policy.

2014 Cash Bonuses.

j2 Global has established an executive bonus program in the aggregate amount of up to $300,000 (the “Corporate Bonus Program”) for awarding cash bonuses to selected j2 Global senior executives, including the named executive officers, to recognize their contributions to corporate matters, including fully integrating j2 Global’s Digital Media segment. The Corporate Bonus Program is non-binding and does not create any contract right between j2 Global and the participants. The Compensation Committee retains its discretion to increase or decrease the “target” $300,000 funding amount as it deems appropriate under the circumstance, and each participant’s payout amount is determined based on the Committee’s subjective assessment of the participant’s role in such success.

On February 9, 2015, the Compensation Committee recommended, and the Board of Directors approved, the funding of the Corporate Bonus Program at the $300,000 level. On February 10, 2015, the Board of Directors approved the Compensation Committee’s recommendation to award the following cash bonuses to the named executive officers under the Corporate Bonus Program: Nehemia Zucker – $90,000; R. Scott Turicchi – $75,000; Jeffrey D. Adelman – $30,000; and Steve Dunn – $40,000. Mr. Adelman’s estate will receive his award under the Corporate Bonus Program.

Upon his death in January 2015, the Compensation Committee considered the circumstances of Mr. Adelman’s termination of employment and long-standing service and approved a special cash payment of $243,020 that was paid to his estate in a lump sum on March 12, 2015.

Stock-Based Compensation. Stock-based compensation awards, including stock options, restricted stock, stock appreciation rights, restricted stock units and performance shares, are designed to align the interests of executives and employees with the long-term interests of the stockholders. j2 Global approves stock-based compensation awards subject to vesting periods to retain executives and employees and encourage sustained contributions. To date, j2 Global has only awarded stock-based compensation in the form of stock options, restricted stock and restricted stock units because it believes that these forms of compensation are most likely to retain and incentivize the employees to improve stockholder value. j2 Global has historically made these awards every three to five years based upon individual performance and the amount of previously approved awards that have not yet vested.  In fiscal 2012, the Compensation Committee adopted a policy of making annual stock-based compensation awards to better align the Company’s compensation practices with members of the Peer Group.

In general, the Compensation Committee determines the appropriate size of stock-based compensation awards by evaluating the relative importance of the contributions of each executive and the expected future value of each award over the vesting period. The Compensation Committee also takes into account from time-to-time information provided by third-party compensation surveys that provide market compensation data of similarly-situated executives at similar companies. This process is designed to achieve the proper balance between incentivizing and retaining the services of our executive officers and other key employees, while continuing to preserve stockholder value. Prior to 2012, the Compensation Committee had used a combination of (a) stock options vesting ratably over five years and having an exercise price equal to the closing market price on the date of grant and (b) restricted stock vesting over five years on the following graduated schedule on each anniversary of the date of award: 10% on the first anniversary, 15% on the second anniversary, 20% on the third anniversary, 25% on the fourth anniversary and 30% on the fifth anniversary. In fiscal 2012, to better align the Company’s compensation practices with members of the Peer Group, the Compensation Committee adopted a policy of having restricted stock vest ratably over the five-year vesting period, with awards vesting one-fifth on each of the first five anniversaries of the date of the award provided that the recipient is still employed by j2 Global at the applicable vesting date.

On May 6, 2014, the following stock-based compensation awards were made to the named executive officers (the “2014 Awards”):

Nehemia Zucker	42,435 restricted shares
R. Scott Turicchi	31,580 restricted shares
Jeffrey D. Adelman	9,869 restricted shares
Kathleen Griggs	9,869 restricted shares
Steve P. Dunn	7,402 restricted shares

Except as set forth below, one-fifth of the 2014 Awards will vest on each of the first five anniversaries of the date of award, provided that the applicable executive is still employed by j2 Global at the applicable vesting date.

Pursuant to the terms of Mr. Adelman’s award agreement, as the result of his death the restrictions on his 2014 Award will lapse on the first anniversary of the grant.  Notwithstanding the foregoing, the Compensation Committee has determined to cancel Mr. Adelman’s 2014 Award in exchange for a cash payment to his estate in the amount of $665,565 to be made in two equal installments on January 4, 2016, and January 4, 2017.

Ms. Griggs forfeited her 2014 Award upon retiring in August 2014.

Employee Stock Purchase Plan. j2 Global offers all of its employees, including j2 Global’s executive officers, the opportunity to purchase j2 Global’s common stock through a tax-qualified employee stock purchase plan (“ESPP”). Under the ESPP, eligible employees can withhold up to 15% of their earnings, up to certain maximums, to be used to purchase shares of j2 Global’s common stock at certain plan-defined dates. The price of j2 Global common stock purchased under the ESPP for the offering periods is equal to 95% of its fair value at the end of the offering period.

Other Compensation. j2 Global’s executive officers are entitled to participate in j2 Global’s health, vision, dental, life and disability insurance plans, j2 Global’s innovation and patent award program and j2 Global’s tax-qualified 401(k) plan, to the same extent as j2 Global’s other employees. j2 Global’s innovation and patent award program provides monetary incentives for participants who submit patent ideas to the Company, or file patent applications with, or are granted patents by, the U.S. Patent and Trademark Office. Participants in the 401(k) plan are eligible to receive an annual company match up to $500, which vests over a three-year period. In addition, j2 Global pays a higher portion of employer contributions toward premiums for executives who participate in the health, vision and dental plans.

Change in Control and Severance Arrangements. j2 Global has not provided change of control or severance arrangements to any of its executive officers, except Mr. Zucker. Mr. Zucker has an employment agreement which has no specified term and is terminable at will by either party, but provides for severance payments equal to six months’ salary in the event of a termination by j2 Global without cause. Under Mr. Zucker’s employment agreement, “cause” means (i) any act or failure to act, done or omitted in bad faith, (ii) persistent unavailability for service, habitual neglect, material misconduct (after notice and a reasonable opportunity to cure) or dishonesty, or (iii) conviction of a felony (other than ordinary traffic violations or similar minor offenses). If Mr. Zucker had been terminated without cause on December 31, 2014, he would have been entitled to receive $341,430.

In addition, in the event of a change of control of j2 Global, each option granted under the 2007 Stock Plan will become immediately exercisable in full and all outstanding restrictions on each share of restricted stock and each restricted stock unit awarded under the 2007 Stock Plan will immediately be canceled in full, in each case unless the Board of Directors determines that the holder has been offered substantially identical replacement options,  shares of restricted stock or restricted stock units, as the case may be, and a comparable position at the acquiring company.

Prohibition on Hedging Transactions

The Board of Directors has adopted an anti-hedging policy that prohibits officers and directors from engaging in transactions that would allow such officer or director to continue to own the Company’s common stock without taking on the full risks and rewards of stock ownership. The Board of Directors believes that when such transactions occur, those directors or officers engaged in any such transactions may no longer have the same objectives as the Company’s other stockholders under such circumstances and, therefore, such hedging and monetization transactions are prohibited.

Summary

After its review of all existing programs, consideration of current market and competitive conditions and alignment with j2 Global’s overall compensation objectives and philosophy, the Compensation Committee believes that the total compensation program for j2 Global’s executive officers is focused on increasing value for stockholders and enhancing j2 Global’s performance. The Compensation Committee currently believes that, although it does not target a specific percentage as being incentive compensation, a significant portion of compensation of executive officers is properly tied to stock appreciation or stockholder value through stock-based compensation awards and annual cash incentive bonus measures. j2 Global’s Compensation Committee believes that its executive compensation levels are competitive with the compensation programs offered by other corporations with which it competes for executive talent.

Notwithstanding anything to the contrary set forth in any of j2 Global’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

COMPENSATION COMMITTEE REPORT

Management of j2 Global has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation Committee of the Board of Directors has reviewed and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for j2 Global’s 2015 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of the Board of Directors,

Douglas Y. Bech
Robert J. Cresci
Stephen Ross

COMPENSATION RISK

The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including executive and non-executive officers, and determined that j2 Global’s compensation programs do not give rise to risks reasonably likely to have a material adverse effect on the Company. The Committee noted several design features of j2 Global’s cash and equity incentive programs for all executive officers in particular that reduce the likelihood of excessive risk-taking and instead encourage behaviors that support sustainable value creation:

●	The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics (revenue, earnings, and total stockholder return).

●	There is a significant weighting towards long-term incentive compensation that discourages short-term risk taking.

●	Goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation.

●
Maximum funding level of the Senior Management Bonus Program is capped at 170%  of target, and the Supplemental Plan is capped at 37.5% of base salary for the Chief Executive Officer and 25% of base salary for the President.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Bech, Cresci and Ross and our former director, Mr. Schulhof, served on the Compensation Committee during 2014. j2 Global has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported pursuant to applicable SEC rules. No member of the Compensation Committee has ever been an officer or employee of j2 Global.

Summary Compensation Table

The table below summarizes the total compensation earned by each of the named executive officers in 2012, 2013 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nehemia Zucker Chief Executive Officer	2012	$575,000	$32,492	$1,511,560	–	$829,133	–	$34,891	$2,983,076
	2013	$625,672	$78,000	$1,621,184	–	$1,058,071	–	$22,377	$3,405,304
	2014	$669,548	$90,000	$1,879,022	–	$1,069,072	–	$24,048	$3,731,690

Scott Turicchi(3) President and Chief Financial Officer	2012	$401,500	$22,688	$1,197,840	–	$460,562	–	$19,891	$2,102,481
	2013	$453,377	$59,000	$1,196,588	–	$578,738	–	$22,377	$2,310,080
	2014	$493,850	$75,000	$1,398,362	–	$592,943	–	$24,048	$2,584,203

Jeffrey D. Adelman Vice President, General Counsel &	2012	$285,850	$16,133	$370,760	–	$168,867	–	$19,891	$861,501
	2013	$306,192	$30,000	$385,996	–	$285,000	–	$22,377	$1,029,565
	2014	$323,805	$30,000	$436,999	–	$226,980	–	$24,048	$1,041,832
Secretary

Kathleen M. Griggs(4) Chief Financial Officer	2012	$290,293	$16,529	$370,760	–	$123,471	–	$10,148	$811,201
	2013	$309,645	$33,000	$385,996	–	$186,000	–	$11,346	$925,987
	2014	$198,778	–	$436,999	–	–	–	$7,732	$643,509

Steve P. Dunn(5) Chief Accounting Officer	2012	$190,000	$60,000	$128,340	–	–	–	$4,519	$382,859
	2013	$219,538	$30,000	$289,497	–	$116,000	–	$4,884	$659,919
	2014	$235,394	$40,000	$327,761	–	$107,000	–	$13,166	$723,321
___________________

(1)	Amounts reported in this column represent compensation earned in the year in which they were reported and were paid in the following fiscal year.

(2)
These amounts represent the grant date fair value under ASC 718 for restricted stock awards granted in 2014. The ASC 718 value as of the grant date for stock awards is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for awards granted in 2014 are included in Note 13, “Stock Options and Employee Stock Purchase Plan” to the audited financial statements for the fiscal year ended December 31, 2014, included in j2 Global’s Annual Report on Form 10-K filed with the SEC on March 2, 2015.

(3)	Mr. Turicchi was appointed Chief Financial Officer in August 2014.

(4)	Ms. Griggs resigned as Chief Financial Officer in August 2014 and forfeited her stock award upon resignation.

(5)	Mr. Dunn was appointed Chief Accounting Officer in May 2012.

All Other Compensation

The following table and related footnotes describe each component of the column entitled “All Other Compensation” in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)		Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments/ Accruals(10) ($)	Change in Control Payments / Accruals ($)	Other		Total ($)
Nehemia Zucker	2012	–	–	$19,391	(1)	$500	–	–	$15,000	(11)	$34,891
	2013	–	–	$21,877	(2)	$500	–	–	–		$22,377
	2014	–	–	$23,548	(3)	$500	–	–	–		$24,048

R. Scott Turicchi	2012	–	–	$19,391	(1)	$500	–	–	–		$19,891
	2013	–	–	$21,877	(2)	$500	–	–	–		$22,377
	2014	–	–	$23,548	(3)	$500	–	–	–		$24,048

Jeffrey D. Adelman	2012	–	–	$19,391	(1)	$500	–	–	–		$19,891
	2013	–	–	$21,877	(2)	$500	–	–	–		$22,377
	2014	–	–	$23,548	(3)	$500	–	–	–		$24,048

Kathleen M. Griggs	2012	–	–	$9,648	(4)	$500	–	–	–		$10,148
	2013	–	–	$10,846	(5)	$500	–	–	–		$11,346
	2014	–	–	$7,732	(6)	–	–	–	–		$7,732

Steve P. Dunn	2012	–	–	$4,019	(7)	$500	–	–	–		$4,519
	2013	–	–	$4,384	(8)	$500	–	–	–		$4,884
	2014	–	–	$12,666	(9)	$500	–	–	–		$13,166
________________

(1)	Consists of $19,353 in medical, dental and vision insurance premium contributions and $38 in life insurance premium contributions for $15,000 in life insurance benefits.
(2)	Consists of $21,839 in medical, dental and vision insurance premium contributions and $38 in life insurance premium contributions for $15,000 in life insurance benefits.
(3)	Consists of $23,510 in medical, dental and vision insurance premium contributions and $38 in life insurance premium contributions for $15,000 in life insurance benefits.
(4)	Consists of $9,610 in medical, dental and vision insurance premium contributions and $38 in life insurance premium contributions for $15,000 in life insurance benefits.
(5)	Consists of $10,808 in medical, dental and vision insurance premium contributions and $38 in life insurance premium contributions for $15,000 in life insurance benefits.
(6)	Consists of $7,694 in medical, dental and vision insurance premium contributions and $38 in life insurance premium contributions for $15,000 in life insurance benefits.
(7)	Consists of $3,981 in medical, dental and vision insurance premium contributions and $38 in life insurance premium contributions for $15,000 in life insurance benefits.
(8)	Consists of $4,346 in medical, dental and vision insurance premium contributions and $38 in life insurance premium contributions for $15,000 in life insurance benefits.
(9)	Consists of $12,628 in medical, dental and vision insurance premium contributions and $38 in life insurance premium contributions for $15,000 in life insurance benefits.
(10)	Mr. Zucker has a severance agreement with j2 Global pursuant to which he is entitled to receive severance payments equal to six months’ salary in the event of a termination by j2 Global without cause.
(11)	Represents amounts awarded under j2 Global’s innovation and patent award program.

Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold(1) ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Nehemia Zucker	4/17/2014(2)	307,287	614,573	1,044,774	–	–	–	–	–	–	–
	(3)	–	256,072	–	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	42,435(4)	–	–	1,879,022

R. Scott Turicchi	4/17/2014(2)	176,320	352,640	599,487	–	–	–	–	–	–	–
	(3)	–	125,943	–	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	31,580(4)	–	–	1,398,362

Jeffrey D. Adelman	4/17/2014(2)	73,981	147,962	251,536	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	9,869(5)	–	–	436,999

Kathleen M. Griggs	4/17/2014(2)(6)	74,130	148,259	252,041	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	9,869(4)(7)	–	–	436,999

Steve P. Dunn	4/17/2014(2)	41,690	83,379	141,744	–	–	–	–	–	–	–
	5/6/2014	–	–	–	–	–	–	7,402(4)	–	–	327,761
________________

(1)
The Senior Management Bonus Program is only funded if at least 96% of the Threshold Earnings Targets were achieved in a manner consistent with the Other Corporate Objectives, as more fully described in the “Compensation Discussion and Analysis – Bonus” above. If less than 96% of the Operating Income Targets were achieved, the bonus pool would not be funded at all and the named executive officers would not receive any bonus under the Senior Management Bonus Program.

(2)
These amounts were calculated based on each named executive officer’s contribution to the bonus pool under the Senior Management Bonus Program. Although these amounts serve as a baseline for individual bonus awards, individual bonuses are granted at the discretion of the Compensation Committee in accordance with the methodology outlined under “Compensation Discussion and Analysis – Bonus” above.

(3)	Represents potential bonuses payable under the Supplemental Plan discussed under “Compensation Discussion and Analysis – Bonus” above.

(4)	This restricted stock award vests in five equal installments on each anniversary of the grant date, beginning on May 6, 2015.

(5)	Pursuant to the terms of Mr. Adelman’s award agreement, as the result of his death this restricted stock award shall vest in full on May 6, 2015.

(6)	Mr. Griggs’ award under the Senior Management Bonus Program was terminated upon her resignation.

(7)	Ms. Griggs forfeited her stock award upon her resignation on August 8, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and restricted stock by the named executive officers at December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable

Nehemia	–	–	–	–	–		106,962	(4)	$6,631,644	–	–
Zucker

R. Scott	20,000	–	–	$17.19	3/5/2019	(2)	80,936	(5)	$5,018,032	–	–
Turicchi

Jeffrey D.	–	–	–	–	–		25,461	(6)	$1,578,582	–	–
Adelman

Kathleen M.	–	–	–	–	–		–	(7)	–	–	–
Griggs

Steve P. Dunn	–	2,000	–	$27.60	1/31/2021	(3)	18,696	(8)	$1,159,152	–	–
________________

(1)
The market value is determined by multiplying the number of shares by $62.00, the closing trading price of j2 Global common stock on the Nasdaq Global Select Market on December 31, 2014, the last trading day of the fiscal year.

(2)
The option was granted on March 5, 2009. The option vests and becomes exercisable in five equal annual installments. The first installment vested on March 5, 2010. The option became fully vested on March 5, 2014.

(3)
The option was granted on January 31, 2011. The option vests and becomes exercisable in five equal annual installments. The first installment vested on January 31, 2012. The option will become fully vested on January 31, 2016.

(4)
Consists of the following restricted stock awards: (a) 53,000 restricted shares of j2 Global common stock granted on August 14, 2012, that vests in five equal annual installments on each anniversary of the grant date, beginning on August 14, 2013; (b) 40,908 restricted shares of j2 Global common stock granted on May 10, 2013, that vests in five equal annual installments on each anniversary of the grant date, beginning on May 10, 2014; and (c) 42,435 restricted shares of j2 Global common stock granted on May 6, 2014, that vests in five equal annual installments on each anniversary of the grant date, beginning on May 6, 2015.

(5)
Consists of the following restricted stock awards: (a) 42,000 restricted shares of j2 Global common stock granted on August 14, 2012, that vests in five equal annual installments on each anniversary of the grant date, beginning on August 14, 2013; (b) 30,194 restricted shares of j2 Global common stock granted on May 10, 2013, that vests in five equal annual installments on each anniversary of the grant date, beginning on May 10, 2014; and (c) 31,580 restricted shares of j2 Global common stock granted on May 6, 2014, that vests in five equal annual installments on each anniversary of the grant date, beginning on May 6, 2015.

(6)
Consists of the following restricted stock awards: (a) 13,000 restricted shares of j2 Global common stock granted on August 14, 2012, that vests in five equal annual installments on each anniversary of the grant date, beginning on August 14, 2013; (b) 9,740 restricted shares of j2 Global common stock granted on May 10, 2013, that vests in five equal annual installments on each anniversary of the grant date, beginning on May 10, 2014; and (c) 9,869 restricted shares of j2 Global common stock granted on May 6, 2014, that, because of Mr. Adelman’s death, vests in full on May 6, 2015.

(7)	Ms. Griggs forfeited all unvested shares of restricted stock upon her resignation on August 8, 2014.

(8)
Consists of the following restricted stock awards: (a) 5,000 restricted shares of j2 Global common stock granted on January 31, 2011, with the following vesting schedule: 10% on January 31, 2012, 15% on January 31, 2013, 20% on January 31, 2014, 25% on January 31, 2015, and 30% on January 31, 2016; (b) 4,500 restricted shares of j2 Global common stock granted on August 14, 2012, that vests in five equal annual installments on each anniversary of the grant date, beginning on August 14, 2013; (c) 7,305 restricted shares of j2 Global common stock granted on May 10, 2013, that vests in five equal annual installments on each anniversary of the grant date, beginning on May 10, 2014; and (d) 7,402 restricted shares of j2 Global common stock granted on May 6, 2014, that vests in five equal annual installments on each anniversary of the grant date, beginning on May 6, 2015.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock options exercised and vested stock awards by j2 Global’s executive officers during the fiscal year ended December 31, 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Nehemia Zucker	31,000	1,063,680	65,281	$3,353,556

R. Scott Turicchi	–	–	44,438	$2,283,306

Jeffrey D. Adelman	8,600	$295,066	17,448	$ 896,719

Kathleen M. Griggs	8,600	$296,218	14,848	$ 758,295

Steve P. Dunn	2,300	$ 67,084	5,311	$ 264,072

Equity Compensation Plan Information

The following table provides information as of December 31, 2014, regarding shares outstanding and available for issuance under j2 Global’s existing stock option plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	725,649(1)	$24.29	1,797,773 (2)
Equity compensation plans not approved by security holders	—	—	—
________________

(1)	Consists of shares issued upon exercise of stock options under the Second Amended and Restated 1997 Stock Option Plan and the 2007 Stock Plan.

(2)
Of these, as of December 31, 2014, 163,309 shares remained available for grant under the 2007 Stock Plan and 1,634,464 shares remained available for grant under the 2001 Employee Stock Purchase Plan. The Second Amended and Restated 1997 Stock Option Plan terminated on October 24, 2007, and no additional shares were available for grant under that plan after the termination date.

Potential Payments Upon Termination or Change in Control

j2 Global has not provided change of control or severance arrangements to any of its executive officers, except Mr. Zucker. Mr. Zucker has an employment agreement which has no specified term and is terminable at will by either party. The agreement provides for severance payments equal to six months’ salary in the event of a termination by j2 Global without cause. Under Mr. Zucker’s employment agreement, “cause” means (i) any act or failure to act, done or omitted in bad faith, (ii) persistent unavailability for service, habitual neglect, material misconduct (after notice and a reasonable opportunity to cure) or dishonesty, or (iii) conviction of a felony (other than ordinary traffic violations or similar minor offenses). If Mr. Zucker had been terminated without cause on December 31, 2014, he would have been entitled to receive $341,430.

In the event of a change of control of j2 Global, each option granted under the Second Amended and Restated 1997 Stock Option Plan or the 2007 Stock Plan will become immediately vested and exercisable in full and all outstanding restrictions on each share of restricted stock and each restricted stock unit shall immediately be canceled in full unless the Board of Directors determines that the holder has been offered substantially identical replacement options, replacement shares of restricted stock or replacement restricted stock units, as the case may be, and a comparable position at the acquiring company.

As of December 31, 2014, the named executive officers would have realized the following gains from the acceleration of unvested stock options, measured by the difference between the closing price of j2 Global common stock on the Nasdaq Global Select Market on December 31, 2014, or $62.00, and the option grant price, multiplied by the number of options that remain subject to vesting: Steve P. Dunn – $68,800.

In addition, the named executive officers would have realized the following gains from the acceleration of unvested restricted stock, measured by multiplying the number of unvested restricted shares by the closing price of j2 Global common stock on the Nasdaq Global Select Market on December 31, 2014, or $62.00: Nehemia Zucker – $6,631,644; R. Scott Turicchi – $5,018,032; Jeffrey D. Adelman – $1,578,582; and Steve P. Dunn – $1,159,152.

Notwithstanding anything to the contrary set forth in any of j2 Global’s filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

AUDIT COMMITTEE REPORT

j2 Global’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. BDO, j2 Global’s independent auditor for 2014, was responsible for expressing opinions on the conformity of j2 Global’s 2014 audited financial statements with generally accepted accounting principles and on the effectiveness of j2 Global’s internal control over financial reporting as of December 31, 2014. The Audit Committee reviewed j2 Global’s financial reporting process on behalf of the Board of Directors. As part of this review for fiscal 2014, the Audit Committee met privately with BDO and j2 Global’s internal auditors to discuss the Company’s financial statements and disclosures, accounting policies and their application, internal controls over financial reporting, and other matters of importance to the Audit Committee, BDO or the internal auditors.

In this context, the Audit Committee reviewed and discussed with management and BDO the audited financial statements for the year ended December 31, 2014, j2 Global’s internal control over financial reporting and BDO’s evaluation of j2 Global’s internal control over financial reporting. The Audit Committee discussed with BDO the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO that firm’s independence. The Audit Committee concluded that BDO’s provision of audit and non-audit services to j2 Global and its affiliates through December 31, 2014, was compatible with BDO’s independence.

Based on the considerations referred to above, the Audit Committee recommended to j2 Global’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2014, be included in j2 Global’s Annual Report on Form 10-K for 2014.

Submitted by the Audit Committee of
j2 Global’s Board of Directors,

Robert J. Cresci, Chairman
W. Brian Kretzmer
Stephen Ross

INFORMATION ABOUT j2 GLOBAL’S AUDITORS

Audit Fees

BDO’s services commenced on May 9, 2014.  The fees billed to j2 Global by BDO for services rendered relating to fiscal 2014 are set forth below.

2014
Audit Fees	$ 1,057,159	(a)
Audit-Related Fees	—
Tax Fees	32,879	(b)
All Other Fees	—
Total	$ 1,090,038
________________

(a)	Includes professional services rendered in connection with the annual audit and quarterly reviews of the financial statements.

(b)	Includes fees related to tax compliance services.

SingerLewak served as j2 Global’s independent auditors for fiscal 2013 and for the first quarter of fiscal 2014. The fees billed to j2 Global by SingerLewak for services rendered relating to fiscal 2014 and 2013 are set forth below.

	2014		2013
Audit Fees	$286,843	(a)	$1,570,168	(a)
Audit-Related Fees	12,500	(b)	12,000	(b)
Tax Fees	—		—
All Other Fees	26,750		—
Total	$326,093		$1,582,168
________________

(a)	Includes professional services rendered in connection with the annual audit and quarterly reviews of the financial statements.

(b)	Includes fees for services related to the benefit plan audit.

Changes in j2 Global’s Independent Auditors

On March 17, 2014, the Audit Committee recommended, approved and directed the dismissal of SingerLewak as j2 Global’s independent accountants, effective as of the date j2 Global filed its Quarterly Report on Form 10-Q for the quarter ending March 31, 2014 with the SEC, which was May 9, 2014 (such filing date, the “Effective Date”).  Also on March 17, 2014, the Audit Committee recommended, approved and directed the selection of BDO as j2 Global’s new independent accountants, effective as of the Effective Date.

The Audit Committee found this change was advisable in light of the Company’s significant growth and geographic expansion since first engaging SingerLewak in 2007.

The audit reports of SingerLewak on j2 Global’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012, and the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years, and through the subsequent interim period preceding the dismissal of SingerLewak, there were no disagreements with SingerLewak on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of SingerLewak, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the two most recent fiscal years, and through the subsequent interim period preceding the dismissal of SingerLewak, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years, and the subsequent interim period prior to the engagement of BDO, neither j2 Global, nor anyone on its behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on j2 Global’s financial statements, where either a written report was provided to j2 Global or oral advice was provided, that BDO concluded was an important factor considered by j2 Global in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Availability of Representatives of Independent Accountant at the Annual Meeting

Representatives of BDO are expected to be present at the Annual Meeting, and will have the opportunity to make a statement at the meeting if they desire to do so. In addition, they are expected to be available at the meeting to respond to appropriate questions.

Pre-Approval Procedure for Services

The Audit Committee pre-approves all audit and non-audit services. Requests for the independent auditors to provide any services to j2 Global must be submitted to the Audit Committee by both the independent auditors and the Chief Financial Officer and must be pre-approved. The Audit Committee may delegate pre-approval authority to one or more of its members.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

j2 Global has adopted a written policy requiring disclosure by certain employees, including all executive officers, of all transactions involving j2 Global, if the employee or a family member, significant other, employer or close associate will receive a benefit or gain. All such transactions are reviewed by the Chief Executive Officer and/or President and/or the Board of Directors, as appropriate. The employee with an interest in the transaction may be asked to recuse himself or herself from any discussion and/or final decision relating to the transaction and/or any oversight of any ongoing relationship associated with such transaction.

 Any proposed transactions requiring disclosure as discussed above may only proceed or continue if j2 Global determines that it will realize at least the same business advantage from the transaction as it would from operating at arms-length with any third party or, alternatively, that the transaction does not represent an actual conflict of interest.

In addition, j2 Global’s Board of Directors has a policy that all transactions between a Board member and j2 Global be approved by a majority of members of the Board of Directors with the interested Board member recusing himself from such vote.

Currently, j2 Global is not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in j2 Global’s proxy statement and form of proxy. The date by which stockholder proposals must be received by j2 Global so that they may be considered for inclusion in the proxy statement and form of proxy for j2 Global’s 2016 Annual Meeting of Stockholders is November 27, 2015 (or if the date of the next j2 Global annual meeting of stockholders is changed by more than 30 days from the date of the Annual Meeting, a reasonable time before j2 Global begins to print and mail its proxy materials). Assuming j2 Global holds the 2016 Annual Meeting of Stockholders on the anniversary of the Annual Meeting, stockholder proposals which a stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by j2 Global no earlier than February 6, 2016, and no later than March 7, 2016 (unless there are fewer than 70 days between the date the next annual meeting is announced and the date it is held, in which case such advance notice must be given not more than 10 days after the date of the announcement).

Notice of a stockholder’s intent to nominate candidates for election as directors must be submitted within the deadline for submission of stockholder proposals. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to j2 Global, Inc. at its principal executive offices at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

j2 Global is paying the expenses of this solicitation. j2 Global also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, the directors, officers and employees may solicit proxies in person or by telephone, fax, email or similar means.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of this proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, is being delivered to stockholders residing at the same address, unless such stockholders have notified j2 Global of their desire to receive multiple copies of the proxy statement or Notice of Internet Availability of Proxy Materials, as applicable.

j2 Global will promptly deliver, upon oral or written request, a separate copy of the proxy statement or Notice of Internet Availability of Proxy Materials, or annual reports, proxy statements or Notices of Internet Availability of Proxy Materials in the future, to any stockholder residing at an address to which only one copy was mailed. Additionally, stockholders sharing an address may request delivery of a single copy of annual reports, proxy statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of such documents. All such requests should be directed to j2 Global’s Secretary, 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, (323) 860-9200.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or, for stockholders who own j2 Global stock through a bank or broker that provides for voting by telephone or over the Internet, submit voting instructions by telephone or the Internet.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

Richard S. Ressler
Chairman of the Board

Los Angeles, California
Dated: March 26, 2015

ANNEX A

j2 GLOBAL, INC.

2015 STOCK OPTION PLAN

ARTICLE I

PURPOSES

1.1           Purpose of Plan.  The purposes of the j2 Global, Inc. 2015 Stock Option Plan (the “Plan”) are to advance the interests of j2 Global, Inc. (the “Company”) and its shareholders by providing significant incentives to selected officers, employees, and consultants of the Company who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such officers and employees in the Company’s success and progress by providing them with an opportunity to become shareholders of the Company.  Further, the Plan is designed to enhance the Company’s ability to attract and retain qualified employees necessary for the success and progress of the Company.

ARTICLE II

DEFINITIONS

2.1           Definitions.  Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1 hereof.

(a)           “Award” means an award under the Plan as described in Article V.  Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based Awards, as set forth in Article V.

(b)           “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c)           “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means either (i) the Board of Directors or (ii) the Compensation Committee of the Board of Directors or such other committee of the Board as shall be appointed by the Board to administer the Plan pursuant to Article VII hereof.  Except as otherwise determined by the Board, the members of the Committee, or the members of the Board who participate in decision making with respect to the Plan, shall be “non-employee directors” under Rule 16b 3 under the Securities Exchange Act of 1934, as amended, and “outside directors” under Section 162(m) of the Code.  The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee consisting of non-employee directors and outside directors.  In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.  The Committee may also authorize certain officers of the Company to carry out the day-to-day administration of the Plan in accordance with the Committee’s instructions.

(f)           “Common Stock” means, subject to the provisions of Section 9.3, the authorized common stock of the Company, par value $.01 per share.

(g)           “Company” means j2 Global, Inc.

(h)           “Effective Date” means the date on which the Company’s 2015 Stock Option Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

(i)           “Employee” means (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, or (iii) any consultant or other persons to the extent permitted by the instructions to Form S-8 under the Securities Act of 1933, as amended, who performs services for the Company or a Subsidiary.  Service as a member of the Board of Directors or as a consultant shall be considered employment for all purposes under the Plan except the third sentence of Section 4.1.

(j)           “Fair Market Value” means, in respect of a share of Common Stock on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the last reported sales price regular way on the day preceding such date on which a reported sale occurred, in either case on the New York Stock Exchange or, if at the time the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange, in the National Association of Securities Dealers Automated Quotations (“Nasdaq”) National Market System or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or, if the Common Stock is not traded over-the-counter, as determined by the Committee using any reasonable valuation method.

(k)           “Good Reason” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following in the absence of the Grantee’s written consent:  (i) any material and adverse change in the Grantee’s position or authority with the Company as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Grantee; (ii) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or (iii) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies to all similarly situated employees, provided that (x) if the Grantee does not deliver to the Company a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason and (y) the Grantee must give the Company 30 days to cure the event constituting Good Reason.

(l)             “Grantee” means an Employee who receives a grant of Options or other Award under the Plan.

(m)           “Incentive Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which meets the requirements of Section 422 of the Code.

(n)           “Nonstatutory Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which does not meet the requirements of Section 422 of the Code or which provides, as of the time the Option is granted, that it will not be treated as an Incentive Stock Option.

(o)           “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

(p)           “Option Agreement” means an agreement between the Company and a Grantee evidencing the terms of an Option granted under the Plan.

(q)           “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards, which may or may not be based on Performance Criteria.

(r)           “Plan” means the j2 Global, Inc. 2015 Stock Option Plan, as set forth herein and as from time to time amended.

(s)           “Restricted Stock Agreement” means an agreement between the Company and a Grantee evidencing the terms of Restricted Stock awarded under the Plan.

(t)           “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(u)           “Termination of Employment” means, unless otherwise determined by the Committee, that a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or a Subsidiary (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or a Subsidiary as a director, consultant or otherwise).  The Committee in its discretion may determine (a) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (c) when a change in a Grantee’s association with the Company constitutes a Termination of Employment for purposes of the Plan.  The Committee may also determine whether a Grantee’s Termination of Employment is for Cause (as hereinafter defined) and the date of termination in such case.

(v)           “2007 Plan” means the j2 Global Communications, Inc. 2007 Stock Option Plan.

ARTICLE III

EFFECTIVE DATE OF THE PLAN; RESERVATION OF SHARES

3.1           Effective Date.  The Plan shall become effective as of the Effective Date.

3.2           Shares Reserved Under Plan.  The total number of shares of Common Stock which may be transferred pursuant to Awards granted under the Plan shall not exceed 4,200,000 shares and, as an individual limitation, the maximum number of shares of Common Stock with respect to which Options may be granted to a Grantee in any one-year period may not exceed 1,500,000 shares.  Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.  If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, then the shares covered by such forfeited, terminated or canceled Award shall again become available for transfer pursuant to Awards granted or to be granted under this Plan.  Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.  Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Stock or other Award with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Stock or other Award shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued by unpaid, such dividends are also canceled or forfeited. The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.3           As a further limitation on the total number of shares of Common Stock which may be transferred pursuant to Awards granted under the 2007 Plan, on February 10, 2015, the Board of Directors of the Company adopted resolutions with the content set forth below which shall operate as a limitation on the grant of stock-based awards under the 2007 Plan during the period after the stockholder vote on the proposal to approve the Plan:

RESOLVED FURTHER, that subsequent to the approval by the stockholders of the 2015 Stock Option Plan, all stock-based awards shall be made under the 2015 Stock Option Plan and no further stock-based awards shall be made under the 2007 Plan.

3.4           Individual Limitations.  The maximum number of shares of Common Stock with respect to which Awards (other than Options and stock appreciation rights) that are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code may be granted during any fiscal year to any Grantee who is an employee will be 1,000,000 (as adjusted pursuant to the provisions of Section 9.3).

3.5           Award Agreements.  Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as the Committee in its discretion deems necessary or desirable.  The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company.  Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis.  A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.  The Committee shall determine if loans (whether or not secured by shares of Common Stock) may be extended or guaranteed by the Company with respect to any Awards.  No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided in the applicable Award Agreement, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

ARTICLE IV

PARTICIPATION IN PLAN

4.1           Eligibility.  Options or other Awards under the Plan may be granted to any key Employee of the Company or a Subsidiary who performs services for the Company or a Subsidiary that the Committee deems to be of special importance to the growth and success of the Company.  The Committee shall determine those Employees to whom Options or other Awards shall be granted, the type of Option or other Award to be granted to each such person, and, subject to Section 3.2 hereof, the number of shares of Common Stock subject to each such Option or other Award.  Only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of Incentive Stock Options.

4.2           Participation Not Guarantee of Employment or Retention.  Nothing in this Plan or in any Option Agreement or any other Award Agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment at any time, without regard to the effect of such termination on any rights such Employee would otherwise have under this Plan, or give any right to an Employee to remain employed by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

ARTICLE V

GRANT AND EXERCISE OF OPTIONS; RESTRICTED STOCK; OTHER AWARDS

5.1           Grant of Options.  The Committee may from time to time in its discretion grant Incentive Stock Options and/or Nonstatutory Stock Options to Employees at any time after the Effective Date.  All Options under the Plan shall be granted within ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

5.2           Option Terms.  Options granted under the Plan shall be subject to the following requirements:

(a)           Option Price.  The exercise price of each Incentive Stock Option shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted.  The exercise price of each Nonstatutory Stock Option shall be the amount determined by the Committee as set forth in the applicable Option Agreement, provided that such amount shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted.  The exercise price of an Option may be subject to adjustment pursuant to Section 9.3 hereof.

(b)           Term of Option.  The term during which an Option is exercisable shall be that period determined by the Committee as set forth in the applicable Option Agreement, provided that no Option shall have a term that exceeds a period of 10 years from the date of its grant.

(c)           Nontransferability of Option.  No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each such Option shall be exercisable during the Grantee’s lifetime only by him.  No transfer of an Option by a Grantee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.  Notwithstanding the foregoing, the Committee may, in its discretion, permit a Grantee to transfer any Option, which is not an Incentive Stock Option, to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members.  For purposes of the Plan, the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children).

(d)           Exercise of Option.  Unless the Option Agreement pursuant to which an Option is granted provides otherwise, each Option shall become exercisable, on a cumulative basis, with respect to 25% of the aggregate number of the shares of Common Stock covered thereby on the first anniversary of the date of grant and with respect to an additional 25% of the shares of Common Stock covered thereby on each of the next three (3) succeeding anniversaries of the date of grant; provided, however, that, subject to the requirements of Section 5.12, the Committee may establish a different vesting schedule for any optionee or group of optionees.  Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or terminates pursuant to the terms of the Plan or the Option Agreement pursuant to which it is granted.

(e)           Incentive Stock Options Granted to Ten Percent Shareholders.  No Incentive Stock Options shall be granted to any Employee who owns, directly or indirectly within the mean of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted, the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of the Common Stock subject to such Incentive Stock Option and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(f)           Limitation on Incentive Stock Options.  To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000 (or the then applicable maximum under Section 422 of the Code), such Options shall be treated as Nonstatutory Stock Options.  For this purpose, Options shall be taken into account in the order in which they were granted and the Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

5.3           Payment of Exercise Price and Delivery of Shares.

(a)           Notice and Payment for Shares.  Each Option shall be exercised by delivery of a written notice to the Company in such form as the Committee shall approve stating the number of the whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor.  No Option shall be deemed exercised in the event that payment therefor is not received and shares of Common Stock shall not be issued upon the exercise of an Option unless the exercise price is paid in full. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made by (i) cash, (ii) certified check payable to the order of the Company, (iii) outstanding shares of Common Stock duly endorsed to the Company (which shares of Common Stock shall be valued at their Fair Market Value as of the day preceding the date of such exercise), (iv) any combination of the foregoing, or (v) such other method of payment as may be provided in the applicable Option Agreement.

(b)           Rights of Grantee in Stock.  Neither any Grantee nor the legal representatives, heirs, legatees or distributees of any Grantee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock issuable upon exercise of an Option granted hereunder unless and until such shares are issued to him or them and such person or persons have received a certificate or certificates therefor.  Upon the issuance and receipt of such certificate or certificates, such Grantee or the legal representatives, heirs, legatees or distributees of such Grantee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of this Plan.

5.4           Restricted Stock.  The Committee may from time to time in its discretion grant award shares of restricted stock (“Restricted Stock”) to Employees at any time after the Effective Date.  Each award of Restricted Stock under the Plan shall be evidenced by a written Restricted Stock Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a)           Number of Shares.  Each Restricted Stock Agreement shall state the number of shares of Restricted Stock to be subject to an award.

(b)           Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c)           Forfeiture.  Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Section 5.4(e) hereof) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

(d)           Ownership.  During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Section 5.4(b) hereof, including the right to receive dividends with respect to such shares and to vote such shares.

(e)           Accelerated Lapse of Restrictions.  The Committee shall have the authority (and the Restricted Stock Agreement may, but need not, so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

5.5           Grant of Stock Appreciation Rights.

(a)           The Committee may grant stock appreciation rights to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.  Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan.  A stock appreciation right may be granted at or after the time of grant of such option.  A stock appreciation right shall become exercisable at such time or times as determined by the Committee.

(b)           The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Award Agreement (or over the option exercise price if the stock appreciation right is granted in connection with a stock option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised.  Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion.  Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised.  Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

5.6           Grant of Restricted Stock Units.

(a)           The Committee may grant Awards of restricted stock units to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.  Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b)           At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate.  Unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled.  The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c)           At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the Grantee.  Such date may be later than the vesting date or dates of the Award.  On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.  The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

5.7           Grant of Performance Shares and Share Units.  The Committee may grant performance shares in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.  In the event that a stock certificate is issued in respect of performance shares, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the performance shares are earned.  The performance conditions and the length of the performance period shall be determined by the Committee.  The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

5.8           Other Stock-Based Awards.  The Committee may grant other types of stock-based Awards to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

5.9           Performance-Based Awards.  Notwithstanding anything to the contrary herein, Awards may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (each such Award, a “Performance Based Award”).  In such event, the Committee will follow the following procedures to the extent required to comply with Section 162(m) of the Code:

(a)           Establishment of the Performance Period, Performance Goals and Formula.  A Grantee’s Performance-Based Award will be determined based on the attainment of written objective Performance Goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the Performance Goal relates or, if the performance period is less than one year, the number of days which is equal to 25% of the relevant performance period.  At the same time as the Performance Goals are established, the Committee will prescribe a formula to determine the amount of the Performance-Based Award that may be payable based upon the level of attainment of the Performance Goals during the performance period.

(b)           Performance Criteria.  The Performance Goals will be based on one or more of the following business criteria (either separately or in combination) with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) (“Performance Criteria”): measures of efficiency (including operating efficiency, productivity ratios or other similar measures); measures of achievement of expense targets, costs reductions, working capital, cash levels or general expense ratios; asset growth; earnings per share; enterprise value or value creation targets; combined net worth; debt to equity ratio; revenues, sales, net revenues or net sales measures; gross profit or operating profit measures (including before or after taxes or other similar measures); investment performance; income or operating income measures (with or without investment income or income taxes, before or after risk-adjustment, or other similar measures); cash flow; margin; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return measures (including return on capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, assets, or net assets or total shareholder return or similar measures); market share measures; measures of balance sheet achievements (including debt reductions, leverage ratios or other similar measures) and increase in Fair Market Value of Common Stock.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) or such other objective principles, as may be designated by the Committee.  To the extent financial terms are defined under GAAP, all determinations will be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.  Any Performance Goals may be measured in absolute terms or relative to historic performance or the performance of other companies or an index.

To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), for each fiscal year of the Company, the Committee may (i) designate additional business criteria on which the Performance Goals may be based or (ii) provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of business under GAAP or (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

(c)           Certification of Performance.  Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a given Grantee and, if they have, will so certify in writing and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Grantee may be less (but not more) than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period will be paid to the Grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

5.10           Clawback/Recapture Policy.  Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.

5.11           Grant of Dividend Equivalent Rights.  The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding.  In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

5.12           Minimum Vesting Schedule.  Notwithstanding any other provision of the Plan to the contrary, all Awards under the Plan, except for Awards that serve as a material inducement to a person or persons being hired by the Company or any Subsidiary, shall be subject to a minimum vesting schedule of at least twelve months following the date of grant of the Award, provided, however, that all Awards for which vesting will lapse on achievement of Performance Goals shall be subject to a minimum vesting schedule of at least twelve months.

5.13           Change in Control.

(a)           Unless the Committee determines otherwise or as otherwise provided in the applicable Award Agreement, if a Grantee’s employment is terminated by the Company or any successor entity thereto without Cause or resigns for Good Reason, in each case, within two (2) years after a Change in Control, (x) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, (y) any outstanding awards that are subject to performance conditions will be deemed earned at the greater of target level or actual performance through the date of the employment termination (or if no target level is specified, the maximum level) with respect to all open performance periods and (z) any shares of Common Stock deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such Grantee’s termination of employment.

For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(i)           any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)           during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section, or an individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies or consents by or on behalf of any person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (each, an “Approved Director”), cease for any reason to constitute at least a majority thereof;

(iii)           the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any Subsidiary that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such voting securities of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such voting securities of the Company among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Approved Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(iv)           the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.  For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds seventy-five percent (75%) or more of the fair market value of the Company.

(b)           In the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, as determined by the Committee in its sole discretion, including, but not limited to, treatment in accordance with one or more of the following methods: (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of Options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing or (v) provide that for a period of at least 20 days prior to the Change in Control, any Options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control.  For the avoidance of doubt, in the event of a Change in Control where all Options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash, securities or a combination thereof, the Committee may, in its sole discretion, terminate any Option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

5.14           No Repricing & Reloads.  Unless otherwise approved by the Company’s stockholders, Options and stock appreciation rights will not be repriced (other than in accordance with the adjustment provisions of Section 9.3), repurchased for cash on a date when the exercise price of such Option or stock appreciation right is equal to or exceeds the Fair Market Value a share of Common Stock or be subject to automatic reload provisions.

ARTICLE VI

TERMINATION AND DEATH

6.1           Termination Other Than by Death or for Cause.  If a Grantee’s position as an Employee of the Company or a Subsidiary terminates for any reason other than death or for Cause (as defined in Section 6.2) he may, unless the applicable Option Agreement provides otherwise, exercise an Option previously granted and vested within three months after the date of such termination, but in no event later than the date on which the Option would have expired in accordance with its terms.  To the extent the Option is not so exercised, it shall expire at the end of such three-month period.

6.2           Termination for Cause.  If a Grantee’s position as an Employee of the Company or a Subsidiary is terminated for Cause, any Option theretofore granted to him shall expire and cease to be exercisable on the date notice of such termination is delivered to the Grantee.  “Cause” shall mean (a) the willful and continued failure by a Grantee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the Board, which demand specifically identifies the manner in which the Board believes that the Grantee has not substantially performed his duties, or (b) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.  For purposes of this Section 6.2, no act, or failure to act, shall be deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

6.3           Death.  If a Grantee dies (i) while he is an Employee of the Company or a Subsidiary or (ii) during the three-month period after the termination of his position as an Employee of the Company or a Subsidiary, and at the time of his death the Grantee was entitled to exercise an Option theretofore granted to him, such Option shall, unless the applicable Option Agreement provides otherwise, expire one year after the date of his death, but in no event later than the date on which the Option would have expired if the Grantee had lived.  During such one-year period the Option may be exercised by the Grantee’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Grantee by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of his death and, to the extent the Option is not so exercised, it shall expire at the end of such one-year period.

6.4           Applicability to Other Awards.  Notwithstanding anything herein to the contrary, if the Committee determines in its discretion that a Grantee’s Termination of Employment is for Cause, then the Committee shall also have the power to determine in its discretion that any outstanding stock options and stock appreciation rights or other Awards, whether or not exercisable at the time of such termination, shall be terminated as of the date of such termination and shall be of no further force and effect.  The Committee shall also have the power to determine in its discretion the applicability of the principles in this Article VI to Awards other than stock options.

ARTICLE VII

ADMINISTRATION OF PLAN

7.1           Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors of the

Company, which Committee shall consist of not less than two members, all of whom are members of the Board of Directors.  A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board.  The Committee shall have full and final authority (i) to interpret the Plan and each of the Option Agreements and other Award Agreements, (ii) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (iii) to make all determinations necessary or advisable for the administration of the Plan and (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Option Agreement or any other Award Agreement.  The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the shareholders of the Company, the Committee, and each of the members thereof, Employees and their respective successors in interest.

7.2           Liability.  No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or gross negligence.  The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee’s duties under the Plan at the Company’s expense.

7.3           Determinations.  In making its determinations concerning the key Employees who shall receive Options or other Awards as well as the number of shares to be covered by such Options or other Awards and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by such key Employees, their past, present and potential contribution to the Company’s success and such other factors as the Committee may deem relevant.  The Committee shall determine the form of Option Agreements and Award Agreement under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan.  The Committee may waive any provisions of any Option Agreement or any other Award Agreement, provided such waiver is not inconsistent with the terms of the Plan as then in effect.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options or other Awards under the Plan, whether or not such persons are similarly situated.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1           Amendment of Plan.

(a)           Generally.  The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option or other Award granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award).  For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws (including Section 422 of the Code), regulations or rules (including applicable rules of any stock exchange or of Nasdaq) provided, however, if and to the extent the Board determines that it is appropriate for Awards granted under the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, no amendment that would require stockholder approval in order for amounts paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code will be effective without the approval of the Company’s stockholders as required by Section 162(m) of the Code.

(b)           Amendments Relating to Incentive Stock Options.  To the extent applicable, the Plan is intended to permit the issuance of Incentive Stock Options to Employees in accordance with the provisions of Section 422 of the Code.  Subject to paragraph 8.1(a) above, the Plan, Option Agreements and other Award Agreements may be modified or amended at any time, both prospectively and retroactively, and in a manner that may affect Incentive Stock Options previously granted, if such amendment or modification is necessary for the Plan and Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

8.2           Termination.  The Board may at any time terminate the Plan as of any date specified in a resolution adopted by the Board.  If not earlier terminated, the Plan shall terminate on February 10, 2025 (but in any event not later than the day before the 10th anniversary of Board approval of the Plan).  No Options or other Awards may be granted after the Plan has terminated, but the Committee shall continue to supervise the administration of Options or other Awards previously granted.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1           Restrictions upon Grant of Awards.  If the listing upon any stock exchange or Nasdaq or the registration or qualification under any federal or state law of any shares of Common Stock to be issued on the exercise of Awards granted under this Plan (whether to permit the grant of Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of Grantees receiving such shares) should be or become necessary or desirable, the Board in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed.  The Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

9.2           Restrictions upon Resale of Unregistered Stock.  Each Grantee shall, if the Company deems it advisable, represent and agree in writing (i) that any shares of Common Stock acquired by such Grantee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (ii) that such Grantee is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof, and (iii) to such other customary matters as the Company may request.  In such case, no shares of Common Stock shall be issued to such Grantee unless such Grantee provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.

9.3           Adjustments.

(a)           General.  In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of shares of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of shares of Common Stock available for future grants of Options or other Awards under Section 3.2, (ii) the number of shares of Common Stock covered by each outstanding Option or other Award, or (iii) the exercise price of each outstanding Option or other Award.

(b)           Reorganizations.  In the event that the Company is a party to a merger or reorganization, outstanding Options and other Awards shall be subject to the agreement of merger or reorganization.

(c)           Reservation of Rights.  Except as provided in this Section 9.3, a Grantee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option or other Award.  The grant of any Option or other Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.4           Withholding of Taxes; Tax Elections.

(a)           Each Grantee who exercises a Nonstatutory Stock Option and each Grantee who holds Restricted Stock or other Award that has vested shall agree that no later than the date of exercise or receipt of shares of Common Stock pursuant to such Option and no later than the date such Restricted Stock or other Award vests (in whole or in part) he will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the transfer to him or vesting in him of such shares of Common Stock.

(b)           The applicable Option Agreement or other Award Agreement may provide that a Grantee may satisfy, in whole or in part, the requirements of paragraph (a):

(i)           by delivery of shares of Common Stock owned by the Grantee for at least six months (or such shorter or longer period as the Committee may approve) having a Fair Market Value (determined as of the date of such delivery) equal to all or part of the amount to be so withheld, or

(ii)           by electing to have the Company withhold the requisite number of shares from shares otherwise deliverable pursuant to the exercise of the Option or vesting of Restricted Stock or other Award giving rise to the tax withholding obligation provided, however, that

(A)           the Grantee’s election and the withholding pursuant thereto take effect during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of the Company’s sales and earnings and ending on the twelfth business day following such date, and six months have elapsed since the date the Option or Restricted Stock or other Award was granted, or

(B)           such election was irrevocably made by the Grantee and filed with the Committee in writing at least six months in advance of the date on which such withholding occurs.  The Committee may require, as a condition of accepting any such delivery of Common Stock or any such election by the Grantee, that the Grantee furnish to the Company an opinion of counsel to the effect that such delivery or election will not result in the Grantee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.

(c)           If the Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of his Option Agreement or other Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and if the Grantee makes such election, the Grantee shall submit to the Company a copy of the notice filed by the Grantee with the Internal Revenue Service within ten (10) days of filing such notice, and shall pay, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of such election, all in accordance with the provisions of clauses (a) and (b) of this section 9.4.

(d)           If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.5           Use of Proceeds.  The proceeds from the sale of Common Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

9.6           Substitution of Options.  Options may be granted under this Plan in substitution for options held by individuals who are employees of another corporation and who become Employees of the Company or any Subsidiary of the Company eligible to receive Options pursuant to the Plan as a result of a merger, consolidation, reorganization or similar event.  The terms and conditions of any Options so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee in order to conform the provisions of Options granted pursuant to the Plan to the provisions of the options in substitution for which they are granted.

9.7           Notices.  Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to the Grantee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

9.8           Nature of Payments.  Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

9.9           Non-Uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

9.10           Waiver of Claims.  Prior to being selected by the Committee to receive an Award, an Employee has no right to any benefits hereunder.  In consideration of a Grantee’s receipt of any Award hereunder, the Committee may require, in its sole discretion, that each such Grantee expressly waive any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

9.11           Section 409A.

(a)             All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A of the Code (“Section 409A”) will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A of the Code will be interpreted, administered and construed to comply with and preserve such exemption.  The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence.  To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern.

(b)             Without limiting the generality of Section 9.11(a), with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(i)            any payment due upon a Grantee’s termination of Employment will be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;

(ii)           any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(iii)           if any payment to be made with respect to such Award would occur at a time when the tax deduction with respect to such payment would be limited or eliminated by Section 162(m) of the Code, such payment may be deferred by the Company under the circumstances described in Section 409A until the earliest date that the Company reasonably anticipates that the deduction or payment will not be limited or eliminated;

(iv)           to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(v)            with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(vi)           if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

(vii)           if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and

(viii)         for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Great Western, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity.  For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

9.12           Governing Law.  The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or the laws of the United States of America, shall be governed by the laws of the State of California and construed accordingly.

ANNEX B

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
j2 CLOUD SERVICES, INC.

_________________________________________

Pursuant to Sections 228 and 242 of the
General Corporation Law of the State of Delaware (“DGCL”)
_________________________________________

j2 Cloud Services, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article Eighth of the Amended and Restated Certificate of Incorporation (formerly reading “Any act or transaction by or involving the Corporation, other than the election or removal of members of its Board of Directors, that requires for its adoption under the General Corporation Law of the State of Delaware or this certificate of incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 25l(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of j2 Global, Inc., a Delaware corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or by this Certificate of Incorporation.”) is hereby deleted in its entirety.

SECOND: The foregoing amendment was duly adopted in accordance with Sections 228 and 242 of the DGCL and the terms of Article Eighth of the Amended and Restated Certificate of Incorporation as in effect immediately prior to the effective time of this Certificate of Amendment.

B-1

IN WITNESS WHEREOF, j2 Cloud Services, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ___ day of ___________, 2015.

j2 CLOUD SERVICES, INC.

By:
Name:
Title:

B-2

j2 Global

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M86424-P59577 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

j2 GLOBAL, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Douglas Y. Bech	☐	☐	☐
1b. Robert J. Cresci	☐	☐	☐
1c. W. Brian Kretzmer	☐	☐	☐
1d. Jonathan F. Miller	☐	☐	☐
1e. Richard S. Ressler	☐	☐	☐
1f. Stephen Ross	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M86425-P59577

j2 GLOBAL, INC.
Annual Meeting of Stockholders
May 6, 2015 at 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Nehemia Zucker, R. Scott Turicchi, and Zach Maul or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of j2 GLOBAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, Pacific Time on 5/6/2015, at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, CA 90028, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side